SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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COLLECTORS UNIVERSE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 28, 2013

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2013 Annual Meeting of Stockholders of Collectors Universe, Inc., which will be held on Monday, December 9, 2013 at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705.

We have elected to provide our stockholders with access to our proxy materials and to our Annual Report to Stockholders for our fiscal year ended June 30, 2013 (the “2013 Annual Report”) over the Internet under the Securities and Exchange Commission’s rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how stockholders may access the full set of proxy materials and our 2013 Annual Report through the Internet or by requesting that printed proxy materials be delivered to them by mail. We believe that this process will enable us to provide our stockholders with the proxy materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and, at the same time, significantly reducing the environmental impact of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods described in the Notice of Internet Availability of Proxy Materials. You will be able to vote your shares over the Internet, by telephone or, if you request that printed proxy materials be mailed to you, by completing and returning, by mail, a proxy or voting instruction card. Please review the instructions with respect to your voting options described in the Notice of Internet Availability of Proxy Materials that you receive by mail as well as in the accompanying Proxy Statement.

At the time you vote your shares, please also let us know if you plan to attend our Annual Meeting by indicating your plans, when prompted, if you are voting on the Internet or by telephone, or if you requested to have printed proxy materials mailed to you, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

Robert G. Deuster Chief Executive Officer

COLLECTORS UNIVERSE, INC.

1921 E. Alton Avenue

Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Monday, December 9, 2013

To the stockholders of Collectors Universe, Inc.:

The 2013 Annual Meeting of Stockholders of Collectors Universe, Inc. (the “Annual Meeting”) will be held at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705, on Monday, December 9, 2013, at 10:00 A.M., Pacific Time, for the following purposes:

(1)	Election of Directors. To elect the following eight nominees to serve as directors until our 2014 Annual Meeting of Stockholders and until their successors are elected and have qualified:

A. Clinton Allen	Joseph R. Martin
Robert G. Deuster	A. J. “Bert” Moyer
Deborah A. Farrington	Van D. Simmons
David G. Hall	Bruce A. Stevens

(2)	Approval by Advisory Vote of the Compensation of our Named Executive Officers in 2013. To approve, by a non-binding advisory vote, the compensation of the Company’s Named Executive Officers in fiscal 2013.

(3)	Approval of the 2013 Equity Incentive Plan. To approve the 2013 Equity Incentive Plan; and

(4)	Ratification of the Appointment of our Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the eight director nominees named above; “FOR” approval of the compensation of the Named Executive Officers for fiscal 2013; “FOR” approval of the 2013 Equity Incentive Plan; and “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to read. Only stockholders of record at the close of business on October 15, 2013 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

A. Clinton Allen
Chairman of the Board

Santa Ana, California

October 28, 2013

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail and the section entitled “How May I Vote?” in this Proxy Statement or, if you requested that printed proxy materials be mailed to you, to the instructions on the proxy card enclosed with those printed proxy materials. The approximate date of mailing of the Notice of Internet Availability of Proxy Materials is October 30, 2013.

COLLECTORS UNIVERSE, INC.

1921 E. Alton Avenue

Santa Ana, California 92705

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 9, 2013

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation, for use at our 2013 Annual Meeting of Stockholders to be held on Monday, December 9, 2013, at 10:00 A.M., Pacific Time, at our principal offices, which are located at 1921 E. Alton Avenue, Santa Ana, California 92705. This Proxy Statement will be available to our stockholders, on the internet at https://materials.proxyvote.com/19421r, beginning on October 30, 2013. As a matter of convenience, in this proxy statement we will refer to Collectors Universe, Inc. as the “Company,” “we,” “us” or “our” and our 2013 Annual Meeting of Stockholders as the “Annual Meeting” or the “Meeting”.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Who May Vote at the Annual Meeting?

The shares of the Company’s common stock, $0.001 par value, constitute the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on October 15, 2013 (the “Record Date”) are entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and at any adjournments or postponements thereof. On that day, there were 8,500,144 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

What is the Quorum Requirement for the Annual Meeting?

No business may be transacted at the Annual Meeting unless a quorum is present at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, the Annual Meeting may be adjourned to a later date to provide more time to obtain additional proxies in order to meet the quorum requirement.

What is the “Important Notice Regarding the Availability of Proxy Materials” that I Received in the Mail?

Under the rules of the Securities and Exchange Commission (or the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. Accordingly, on October 30, 2013, we will mail to our stockholders (other than any stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (or the “Availability Notice”), containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report for the fiscal year ended June 30, 2013, which will be available, commencing on October 30, 2013, at https://materials.proxyvote.com/19421r. The Availability Notice also instructs stockholders how they can vote their shares via the Internet, by telephone or by mail.

This process is designed to expedite our stockholders’ receipt of our proxy materials, decrease the cost of our Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed or e-mail copies of our proxy materials, please follow the instructions included in the Availability Notice to obtain a printed copy of our proxy materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

What do I Need to Know if I Plan to Attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a holder of our common stock as of the Record Date, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-serve basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership of shares of our common stock as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting, in person, (i) by marking the appropriate box on the enclosed proxy card if you requested proxy materials to be mailed to you, or (ii) if you will be voting over the Internet or by telephone, by indicating your plans when prompted to do so.

How Many Votes do I Have?

Each share is entitled to one vote (a) in the election of each of the director nominees (Proposal 1); (b) on the proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ended June 30, 2014 (Proposal 2); (c) on the proposal to approve, the 2013 Equity Incentive Plan (Proposal 3); (d) Approval by Advisory Vote of the Compensation of the Named Executive Officers in fiscal 2013 (Proposal 4); and (e) on any other matter upon which a vote may properly be taken at the Annual Meeting.

In the election of directors, there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that such stockholder owned as of the Record Date, to cast one vote for a single nominee for each of the eight positions on the Board of Directors.

In order to vote, you must either designate a proxy to vote your shares on your behalf at the Annual Meeting, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and will be voted in accordance with your voting instructions at the Annual Meeting. Even if you designate a proxy on your behalf, you may attend the Annual Meeting and vote your shares in person, including in a manner different than as set forth in your earlier proxy. Accordingly, to ensure that your votes are counted, we encourage you to vote your shares by proxy even if you plan to attend the Meeting in person.

How Will the Board Vote My Proxy?

A properly executed proxy card, or properly voted proxy (in case you are voting over the Internet), received by us prior to the Annual Meeting, and not revoked, will be voted in accordance with your voting instructions as set forth on the proxy card or communicated over the Internet or by telephone. If you provide no specific instruction as to how you want your shares voted, then, your shares will be voted “FOR” the election of each of the director nominees named in the Notice of Annual Meeting (Proposal No. 1); “FOR” the approval, by a non-binding advisory vote, of the Compensation of the Named Executive Officers in fiscal 2013 (Proposal No. 2); “FOR” Approval of the 2013 Equity Incentive Plan (Proposal No. 3); and “FOR” ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2014 (Proposal No. 4).

If any other matters are presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted on such matters in accordance with the judgment of the proxy holders named in the proxy.

However, if your shares are held in a brokerage account or by a bank, trustee or nominee, please read the information below under the caption “What if I Hold My Shares Through a Broker or Other Nominee?” regarding how your shares may be voted.

What is the Required Vote to Approve the Proposals Being Considered at the Annual Meeting?

Proposal No. 1 - Election of Directors

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that, in an uncontested election, for a director to be elected, he or she must receive a majority of the shares cast (that is, actually voted) in the election of directors. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Shares voted as “withhold authority” for a nominee for director will count as votes cast in the election of directors, but any broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the election of directors, whether that election is uncontested or contested.

Prior to each annual stockholders’ meeting at which directors are to be elected in an uncontested election, each nominee will be required to deliver an offer of resignation to the Board. If any nominee fails to receive a majority of the votes cast in that election, the Board will have the right, in its discretion, to accept or reject that nominee’s offer of resignation. If the Board accepts the resignation, it may either correspondingly reduce the authorized number of directors or appoint another person to fill the vacancy created by the resignation. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders meeting and, in that event, the Board would be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Proposal No. 2 – Approval by Advisory Vote of the Compensation of the Named Executive Officers in fiscal 2013

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voted on this Proposal is required to approve on an advisory basis, the Compensation of our Named Executive Officers in 2013, as described in this Proxy Statement. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

Proposal No. 3 – Approval of the 2013 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voted on this Proposal is required to approve the 2013 Equity Incentive Plan, as described in this Proxy Statement. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

Proposal No. 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm for fiscal 2014

The affirmative vote of the holders a majority of the shares present or represented by proxy at the Annual Meeting and voted on Proposal 4 is required to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2014. Shares voted by record stockholders or by brokers or other nominee holders on this proposal will be counted. Abstentions will have the same effect as votes cast against the Proposal. Any broker non-votes will have no effect on this proposal.

How May I Vote?

Voting by Internet or over the Telephone. You can vote by proxy over the Internet or by telephone by following the instructions contained in the Availability Notice. If you hold shares in “street name,” you also may vote by proxy over the Internet or by telephone by following the instructions provided in the Availability Notice or the proxy card. Internet and telephone voting are available 24 hours a day until 11:59 P.M. Eastern Time on Sunday, December 8, 2013. To vote via the Internet, visit www.proxyvote.com and follow the instructions on that website. To vote by telephone, use a touch-tone phone to call the toll free number set forth on the Availability Notice, which is 1-(800) 690-6903, and then follow the voice prompts. Our Internet and telephone voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Availability Notice. If you vote over the Internet or by telephone, you do not need to return your proxy card.

Voting by Mail. If you request printed proxy materials to be mailed or emailed to you, you can vote by mail pursuant to the instructions provided on the proxy card. If you hold shares in “street name” and request to receive printed proxy materials by mail, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee. In order to be effective, completed proxy cards must be received by no later than 9:00 A.M. Pacific Time on Monday, December 9, 2013. If you vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with the Proxy Statement.

Voting in Person at the Annual Meeting. Whichever voting method you use, you may still vote at the Annual Meeting if you decide to attend in person. However, if your shares are held for you in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Voting on Other Matters. If other matters are properly presented for a vote of the stockholders at the Annual Meeting, the Board of Directors will have discretion to determine how shares for which proxies have been received will be voted on such matters. As of the date of this Proxy Statement, we did not know of any other matters to be presented for a vote of the stockholders at the Annual Meeting.

All shares that are properly voted by a stockholder, whether over the Internet or by telephone or mail, and not properly revoked, will be voted at the Annual Meeting in accordance with the stockholder’s voting instructions or, if a stockholder does not provide voting instructions, then in accordance with the recommendations of the Board of Directors.

What if I Hold My Shares Through a Broker or Other Nominee?

If your shares are held in a brokerage account or by a nominee holder, you are deemed to hold your shares in “street name”. In that event, you are considered to be the “beneficial owner” of those shares and the broker or other nominee holder is the record owner of your shares. Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer does not have the authority to vote those shares on any “non-routine” proposal, such as the election of directors, except in accordance with voting instructions received from the customer. On the other hand, a broker may vote a customer’s shares on certain “routine” proposals (such as ratification of the appointment of independent registered public accountants), if the broker has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner on such proposals.

What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?

When a broker has not received voting instructions from its customer, the broker may not vote the customer’s shares on a non-routine proposal submitted to a vote of the stockholders, but may exercise discretion to vote those shares by proxy on any routine proposal. The election of directors, the approval of the 2013 Equity Incentive Plan, and the proposal with respect to the advisory vote on the compensation of the Company’s named executive officers constitute non-routine proposals. On the other hand, the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal 2014 is a routine proposal. If a broker chooses to vote a customer’s shares on that proposal, the customer’s shares will be deemed to be present by proxy and will count toward a quorum at the Annual Meeting. However, the customer’s shares cannot be voted on and, therefore, will be deemed to constitute “broker non-votes” with respect to the non-routine proposals.

As a result, broker non-votes will not be counted as present and entitled to be voted, and will not affect the outcome of the voting on, the election of directors (Proposal No. 1), the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 2) or the approval of the 2013 Equity Incentive Plan (Proposal No. 3). By contrast, all shares voted by brokers on ratification of the appointment of the independent registered public accounting firm (Proposal No. 4) will be counted and, as a result, will not constitute broker non-votes with respect to that proposal.

What will be the Effect of Abstentions at the Annual Meeting?

When an eligible voter attends the Annual Meeting in person but decides not to vote on a proposal, his or her decision not to vote is called an “abstention.” In addition, properly executed proxy cards that are marked, and proxies voted over the Internet or by telephone with instructions to, withhold authority or abstain, on any proposal will be treated as abstentions with respect to that proposal. We will treat abstentions as follows:

•	abstention shares will be treated as not voting for purposes of determining the outcome of the voting on any proposal for which the minimum vote required for approval of the proposal is a majority (or some other percentage) of the votes actually cast, and thus will have no effect on the outcome of the voting on the proposal; and

•	abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of all of the shares that are outstanding and entitled to vote on the proposal.

How Can I Revoke My Proxy?

If you are the record owner of your shares and, after you have returned your proxy, you decide to change your vote, you may do so by taking any one of the following actions:

•	Sending a written notice that you are revoking your proxy addressed to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280 Newport Beach, California 92658. To be effective, the notice of revocation must be received by the Company by no later than 7:30 A.M. Pacific Time on December 9, 2013.

•	Giving us another proxy (by mail, over the Internet or by telephone) at a later date than the earlier proxy you have chosen to revoke. To be effective, that later proxy must be received by the Company before the Annual Meeting commences. If you return a later proxy by mail, but you fail to date or to sign that later proxy, however, that later proxy will not be treated as a revocation of your earlier proxy and your shares will be voted in accordance with the instructions on your earlier proxy or in accordance with the recommendations of the Board of Directors (in the event you failed to specify voting instructions on that earlier proxy).

•	Attending and voting in person or by proxy at the Annual Meeting in a manner different than the instructions contained in your earlier proxy.

However, if your shares are held by a broker or other nominee, and you want to change the voting instructions you have previously given to the broker or nominee, you will need to contact your broker or nominee to ascertain the actions you will need to take to change your previous voting instructions.

Who Will Bear the Cost of this Proxy Solicitation?

The cost of soliciting proxies from stockholders will be paid by us. In addition, following the mailing of the Availability Notice, our directors, officers and regular employees may solicit proxies by mail, telephone, e-mail or in person, but will not receive any compensation from us for doing so. Brokerage firms, banks, trustees and other nominees holding shares of our common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith. In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information, as of October 15, 2013 regarding our shares of common stock beneficially owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the Company’s named executive officers, and (iv) all of the directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Collectors Universe, Inc., 1921 E. Alton Avenue, Santa Ana, California 92705.

	Shares Beneficially Owned(1)(2)
	Number		Percent of Class
David G. Hall	1,021,899	(3)	12.0%
P.O. Box 6280 Newport Beach, CA 92658

Richard Kenneth Duncan Sr.	848,197		10.0%
8435 Katy Freeway, Houston, Texas 77024

Renaissance Technologies, LLC	616,124	(4)	7.2%
800 Third Avenue New York NY 10022

Van D. Simmons	284,131	(5)	3.3%
Robert G. Deuster	154,855	(7)	1.8%
Joseph J. Wallace	152,409	(8)	1.8%
A. Clinton Allen	128,151	(6)	1.5%
A. J. Bert Moyer	77,790	(6)	*
Deborah A. Farrington	52,344	(6)	*
Michael J. McConnell	37,170	(6)	*
Bruce A. Stevens	27,027	(6)	*
All Directors and Executive Officers, as a group (9 persons)	1,935,776	(9)	22.5%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (iii) if a person held options or warrants to purchase shares that were exercisable on, or became exercisable within 60 days of, October 15, 2013 that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options or warrants held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.
(2)	Unless otherwise indicated in the footnotes below, the persons named in the above table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
(3)	Includes (i) 51,066 shares held in grantor trusts established for Mr. Hall’s children (the “Trust Shares”). Mr. Hall may, under limited circumstances, exercise dispositive power (but he does not have voting power) over the Trust Shares and, for that reason, may be deemed to share dispositive power over those shares with the trustees of those trusts.
(4)	According to a report filed by Renaissance Technologies, LLC (“RTC”) with the SEC, RTC and Renaissance Technologies Holding Corporation, majority owner of RTC (“RTC Holdings”), have sole voting power with respect to 616,124 of the shares and share dispositive power with respect to 922 of these shares. The report also states that certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of the shares.
(5)

Includes 17,021 of the shares held by the grantor trusts established by Mr. Hall for his children that are referred to in footnote (3) above, because Mr. Simmons is a trustee for certain of those trusts. As trustee, he exercises voting power, and shares dispositive power with Mr. Hall, with respect to those 17,021 shares and, therefore, those shares are included in both of their respective share ownership totals. Mr. Simmons does not have any financial or pecuniary interest in any of the shares held in these trusts. Also includes (i) 16,500 shares which Mr. Simmons may purchase by exercising director options that were exercisable on October 15, 2013 or will become exercisable within 60 days thereof and (ii) 1,011 restricted shares of common stock that will vest on November 19, 2013 provided Mr. Simmons continues in the service of the Company as a director until that date.
(6)	Includes the following numbers of shares which may be purchased on exercise of director stock options that were exercisable on or will become exercisable within 60 days of October 15, 2013; Mr. Allen—27,500 shares; Ms. Farrington—16,500 shares; and Mr. Moyer—33,000 shares. The share totals of each of Ms. Farrington and Messrs. Allen, Moyer, McConnell and Stevens also include 1,011 restricted shares of common stock that are scheduled to vest on November 19, 2013 provided they continue in the Company’s service as directors until that date.
(7)	Included in the number of shares of common stock beneficially owned by Mr. Deuster, the Company’s Chief Executive Officer, are a total of 27,500 restricted shares which, subject to continuing service, will vest in installments as follows: 7,500 shares in fiscal 2014 and 10,000 shares in fiscal 2015 and 10,000 shares in fiscal 2016, respectively, and 108,883 unvested shares that may vest based on performance conditions established under the Company’s Long Term Incentive Plan (“LTIP”). See Compensation Discussion and Analysis: Fiscal 2013 Long-Term Performance-Based Equity Incentive Plan.
(8)	The number of shares shown as beneficially owned by Mr. Wallace, the Company’s Chief Financial Officer, include (i) 12,750 shares of common stock that may be purchased by exercise of employee stock options on or within 60 days of October 15, 2013; and (ii) a total of 13,882 restricted shares of common stock which, subject to continuing service, will vest and cease to be subject to the risk of forfeiture in installments, as follows: 5,750 shares in fiscal 2014, 5,003 shares in fiscal 2015 and 3,129 shares in fiscal 2016, respectively. In addition, Mr. Wallace is the beneficial owner of 40,831 unvested shares that may vest based on performance conditions established under the Company’s LTIP. See Compensation Discussion and Analysis: Fiscal 2013 Long-Term Performance-Based Equity Incentive Plan.
(9)	Includes a total of 106,250 shares which our directors and executive officers have the right to acquire by exercise of stock options that were exercisable on, or will become exercisable within 60 days of, October 15, 2013 and 197,162 restricted shares of common stock set forth in the footnotes above that may vest in future periods.

ELECTION OF DIRECTORS

(Proposal No. 1)

The authorized number of the Company’s directors currently is eight. Directors are elected to serve for a term of one year or until their successors are elected and duly qualified. The Board of Directors has nominated, for election at the Annual Meeting, the eight nominees named below to serve as the Company’s directors for a term of one year ending on the date of the 2014 Annual Meeting or until their successors are elected and qualified. Unless authority to vote has been withheld, proxies received by us from our stockholders will be voted by named proxy holders at the Annual Meeting for the election of all eight of the nominees named below.

Seven of the eight nominees are presently directors of the Company and were elected to the Board of Directors by the Company’s stockholders at the 2012 Annual Meeting, with the sole exception being Joseph R. Martin, who has been selected by the Board of Directors as the nominee to replace incumbent Michael J. McConnell, who has chosen not to stand for re-election.

All of the nominees have consented to serve, if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Director Nominees

The names and certain information, as of October 15, 2013 concerning the nominees for election as directors are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW

Nominees	Age	Director Since	Principal Occupation
A. Clinton Allen	69	2001	Chief Executive Officer of A. C. Allen & Company
Robert G. Deuster	63	2012	Chief Executive Officer of the Company
Deborah A. Farrington	63	2003	General Partner of StarVest Partners, L.P.
David G. Hall	66	1986(1)	President of the Company
Joseph R. Martin	65	N/A	Private Investor
A. J. “Bert” Moyer	69	2003	Business Consultant and Private Investor
Van D. Simmons	62	1986(1)	President of DHRCC, Inc.
Bruce A. Stevens	71	2006	Industry Partner with Cordova, Smart & Williams, LLC

(1)	Although Collectors Universe, Inc. was organized in February 1999, Messrs. Hall and Simmons were both founders and served as directors of its predecessor company, Professional Coin Grading Service, Inc. beginning in 1986.

Mr. A. Clinton Allen has been Chairman and Chief Executive Officer of A.C. Allen & Company, a consulting firm, since 1987. He has been a director of the Company since 2001 and Chairman of the Board of Directors since December of 2002. Mr. Allen serves as a director and Lead Director of LKQ Corporation, a supplier of recycled OEM automotive parts. He is also a director and Vice Chairman of Avantair, Inc., a provider of fractional aircraft shares for business and personal use, and a director of Brooks Automation, which provides integrated tool and factory automation solutions for the global semiconductor and related industries. Mr. Allen served as a director of Steinway Musical Instruments Company, a publicly traded manufacturer of pianos and other musical instruments, from 1999 and served as its Lead Director from 2003 until his retirement from that board of directors in May 2011. Mr. Allen provided the original financing for Blockbuster Entertainment Corporation, was one of its founding directors and served on its board until that company was acquired by Viacom/Paramount in September 1994. Mr. Allen holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. The Company believes that Mr. Allen’s financial and business expertise, combined with his experience as an executive and director of other companies, both public and private, as well as his years of experience providing strategic advisory services, qualifies him to serve as the non-executive Chairman of our Board of Directors and as a member of the Board.

Robert G. Deuster was appointed Chief Executive Officer of the Company, effective October 15, 2012. Mr. Deuster served as Chairman and Chief Executive Officer of Newport Corporation, a public company that is a global supplier of laser, optical and motion control products, from May 1996 until his retirement in October of 2007. He also served as President of Newport from May 1996 until July 2004, and in June 1997 became Chairman of the Board. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc. (now Actuant Corporation, a New York Stock Exchange listed company), which is a global manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986. From 1975 to 1985, he held engineering and marketing management positions at General Electric Company’s Medical Systems Division. Mr. Deuster currently serves on the boards of directors of two public companies: Symmetry Medical Inc., which provides medical devices and solutions to the global orthopedic market, and Pico Holdings, Inc., which acquires and develops unique undervalued assets, including water assets, land, and other businesses in strategic areas. He also serves as a director of Ondax, Inc., a private optical components company. Mr. Deuster received a B.S. in Electrical Engineering from Marquette University in 1973. Mr. Deuster holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. The Board believes that Mr. Deuster’s extensive management experience, including as a CEO of and a senior executive at other public companies, combined with his experience as an independent director of both public and private companies, qualifies him to serve as a member of our Board of Directors. In addition, because Mr. Deuster is the Company’s Chief Executive Officer, the Board of Directors believes that his participation as a member of the Board will facilitate communication between the outside Board members and management.

Deborah A. Farrington is a founder and President of StarVest Management, Inc. and is, and since 1999 has been, a general partner of StarVest Partners, L.P., a venture capital fund that invests primarily in emerging software and business services companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm. Also during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company that grew from $17 million to $300 million in annual revenues while she served on its board. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. and the Chase Manhattan Bank. Ms. Farrington serves on the board of directors of NetSuite, Inc., a New York Stock Exchange-listed company where she is Lead Director and Chairman of the Compensation Committee, and on the boards of directors of Host Analytics, Inc., PivotLink, Inc., RAMP, Inc., Take The Interview, The Receivables Exchange and Xignite, Inc., all of which are private companies. Ms. Farrington holds a Master Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization. She is a graduate of Smith College and received an MBA from the Harvard Business School. We believe that Ms. Farrington brings valuable experience and insight to our Board of Directors, having helped to finance and serve as a director of numerous emerging growth companies. She also is knowledgeable with respect to and plays a key role in the formulation and evaluation of the Company’s executive compensation programs and has served as Chairperson of our Compensation Committee since joining our Board of Directors.

David G. Hall has served as President of Collectors Universe since October 2001 and as a Director since its founding in February 1999. From April 2000 to September 2001, Mr. Hall served as the Chief Executive Officer of the Company and as Chairman of the Board from February 1999 to October 2001. Mr. Hall was a director of Professional Coin Grading Service, Inc., and was its Chief Executive Officer from 1986 to February 1999, when it was acquired by the Company. Mr. Hall was honored in 1999 by COINage Magazine as Numismatist of the Century, along with 14 other individuals. In 1990, Mr. Hall was named Orange County Entrepreneur of the Year by INC. Magazine. In addition, Mr. Hall has written A Mercenary’s Guide to the Rare Coin Market, a book dedicated to coin collecting. Mr. Hall invented and introduced the concept of and developed the business of independent third party grading of high value collectible coins and sports cards. He is also known in the numismatics community as one of the leading experts in identifying and grading high value collectible coins and he is in demand as a speaker at coin conventions and trade shows. Mr. Hall holds a Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. We believe that, as the Company’s President and a member of our Board of Directors, he lends great credibility to the Company among collectibles dealers and collectors and he brings to the Board valuable insight about the collectibles markets generally and the collectibles coin market in particular.

Joseph R Martin is, and since 2006 has been, Chairman of the Board of Directors of Brooks Automation, which is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets and is listed on the NASDAQ stock exchange. Mr. Martin also serves on the board of directors of Soitec, a French company that is listed on the NYSE/Euronext Exchange, where he is chairman of the audit committee. Soitec is the world leader in generating and manufacturing revolutionary semiconductor materials for electronic and energy industries. Additionally, Mr. Martin is the chairman of the audit committee of the board of directors of Synqor, which is a privately held company and a supplier of power conversion solutions to the communications, computing and industrial markets. Until his retirement in 2006, Mr. Martin was Co-Chairman of Fairchild Semiconductor, a NYSE company and also served as the Vice Chairman of its Board of Directors. He also served on the board of directors of ChipPac, Inc., a NASDAQ listed company, until 2001. Mr. Martin holds a Masters Professional Certification from the American College of Corporate Directors, a director education and credentialing organization. In 2000, CFO Magazine awarded Mr. Martin the CFO of the Year award for turnaround operations. Mr. Martin is a trustee at Embry-Riddle Aeronautical University, where he earned a BS degree, and also has an MBA from the University of Maine. We believe that, as a result of his significant corporate director experience and his extensive international business experience, Mr. Martin adds valuable strategic and managerial experience on the Board.

A. J. “Bert” Moyer has been a business consultant and private investor since April 2002. From March 1998 until February 2000, he served as Executive Vice President and Chief Financial Officer of QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies. Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations of the Americas Region. He served as president of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a publicly traded specialty pharmaceutical company based in Irvine, California and prior to that he served as Chief Financial Officer of Western Digital, a publicly traded manufacturer of hard drives. Mr. Moyer currently serves on the boards of directors of the following public companies: CalAmp Corp. of which he also is the chairman of the board; MaxLinear, Inc., and RedFlex Holdings, Ltd., a company listed on the Australian Stock Exchange, of which he also is the chairman of the audit committee. In addition, Mr. Moyer previously served on the boards of directors of three additional public companies, Virco Manufacturing Corporation, until October 2013, Occam Networks, Inc., until February 2011 and LaserCard Corporation, until January 2011. Mr. Moyer holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas. Mr. Moyer brings a combination of managerial and financial experience and know-how to the Board, having served in both operational and financial management positions with a number of publicly traded companies. More particularly, due to his experience as a chief financial officer of publicly traded companies, he is familiar with the accounting and financial reporting requirements applicable to and the financial issues faced by public companies, making him an effective member of Audit Committee, of which he is the Chairman.

Van D. Simmons has been the President of DHRCC, Inc., a direct seller of rare coins since October 2000, a position he also held from 1981 to February 1997. From July to October 2000, he served as Vice President of Sales of the Company’s Bowers and Merena Division. He served as Chairman of the Board of David Hall’s North American Trading, LLC, a retailer of rare coins, from February 1997 to July 2000. Mr. Simmons was a founding director of the Company in February 1999 and was also a founder and served as a director of its predecessor company, Professional Coin Grading Service, Inc., from 1986 to February 1999. Mr Simmons holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Simmons possesses a keen understanding of the collectible coin market, which has proven to be valuable to the Board in understanding that market and in evaluating and approving the Company’s strategic initiatives in that market.

Bruce A. Stevens is an Industry Partner with CSW Private Equity Investments, LLC, a private equity firm that focuses its investments on lower middle market companies that are engaged in businesses with which the partners of the firm have had operating experience. Currently, Mr. Stevens is the CEO of Berkshire Blanket, a CSW portfolio company. Berkshire Blanket is the category leader of blankets and throws in the United States. From 1985 until his retirement in January 2008, Mr. Stevens was the President and Chief Executive Officer of Steinway & Sons, a wholly owned subsidiary of Steinway Musical Instruments, Inc., which is the maker of fine pianos with manufacturing operations in the United States and Germany and operational facilities in China, Japan and the UK. He also served as a member of the board of directors of Steinway Musical Instruments, Inc. from 1996 until his retirement in January 2008. Before joining Steinway & Sons, Mr. Stevens was employed by Polaroid Corporation for nearly 18 years where he held various positions in both its domestic and international divisions. Mr. Stevens served on the Board of Trustees at the Manhattan School of Music in New York City until July 2011. He also has served on the boards of directors of numerous industry and music education organizations, such as the Piano Manufacturers Association International, American Music Conference, Winchester Community Music School and Winchester Foundation for Educational Excellence. Mr. Stevens earned a Bachelor’s Degree in Economics from the University of Pennsylvania, and has earned an Executive Masters Professional Directors’ Certification, the highest award, from the American College of Corporate Directors, which he earned by completing a minimum of 150 hours of public company director education. Having been the President and CEO of a consumer products company, Mr. Stevens brings to the Board considerable knowledge and experience in identifying and evaluating economic and market challenges faced by the Company. This expertise has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives proposed by management.

Family Relationships

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and the Bylaws of the Company, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and committee meetings.

Number of Directors

The Board of Directors currently consists of eight members. Our Bylaws provide that the Board is authorized to change the authorized number of directors from time to time as it deems to be appropriate.

Attendance at Meetings

Our Board members are encouraged to prepare for and attend all meetings of the Board and the Board committees of which they are members. During the fiscal year ended June 30, 2013 (“fiscal 2013”), the Board of Directors of the Company held a total of five meetings and all of the directors attended at least 75% of the total of those meetings and the meetings of the Board committees on which they served during that year. It is the Company’s policy to encourage directors and nominees for director to attend annual meetings of stockholders. Seven of the directors attended the Company’s 2012 Annual Meeting of Stockholders.

Term of Office of Directors/Annual Election of Directors

The Bylaws of the Company provide that directors are elected annually to serve for a term of one year ending at the Company’s next annual stockholders’ meeting or until their successors are duly elected. If a vacancy occurs in any Board position between annual meetings, the Board may fill the vacancy by electing a new director to that position. The Board may also create a new director position by increasing the authorized number of directors and electing a new director to hold that position for a term ending at the next annual stockholders’ meeting.

Majority Vote Requirement for Election to the Board

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that, in an uncontested election, a nominee for director must receive a “majority of the votes cast” for his or her election to the Board. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. A “majority of the votes cast” means that the number of votes “FOR” a nominee for director must exceed 50% of the votes cast in his or her election. Shares voted as “withhold authority” to vote on the election of a nominee will count as votes cast. On the other hand, in a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. A “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected

The election of directors at this year’s Annual Meeting will be uncontested. As a result, each director nominee has delivered an offer of resignation to the Board. If any nominee fails to receive a majority of the votes cast in the election of directors at the Annual Meeting, the Board of Directors will have the right, in its discretion, to accept or reject that nominee’s offer of resignation. If the Board accepts the resignation, it may either appoint another person to fill the vacancy created by the resignation or correspondingly reduce the authorized number of directors. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual meeting, and in that event, the Board will be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Director Independence and Diversity

Director Independence. The Nominating and Governance Committee of the Board of Directors has determined, after careful review, that five of the seven current members of the Board — Ms. Farrington and Messrs. Allen, Moyer, Simmons and Stevens — are independent, under the definition of independence set forth in the NASDAQ Listing Rules applicable to companies with shares listed on the NASDAQ Global Stock Market (the “NASDAQ Listing Rules”). In addition, if elected, Mr. Martin would qualify as an independent director bringing the total number of independent directors to six (6). Messrs. Deuster and Hall do not qualify as independent directors, because they are officers of the Company and, therefore, are management directors. In reaching this conclusion regarding the independence of the non-management directors, the Nominating and Governance Committee considered all relevant facts and circumstances with respect to any direct or indirect relationships that may exist or may have existed in the past between the Company and any of those directors and concluded that such relationships, if any, whether present or past, have no material effect on their independence.

In addition, all of the members of the Audit, Compensation and Nominating and Governance Committees, which comprise the Board’s standing committees, are independent directors. See “—Committees of the Board of Directors” below.

Diversity. The Board of Directors and its Nominating and Governance Committee believe that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance. Accordingly, the Nominating Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, neither the Board nor the Nominating Committee has implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.

Board Leadership Structure and the Role in Risk Oversight

Board Leadership Structure. The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders. Nevertheless, since 2002, it has been the practice of the Board for the position of Chairman to be held by an independent non-employee director as an aid in the Board’s oversight of management.

The Board’s Role in Risk Oversight. The responsibility for the day-to-day management of risk lies with the Company’s management. It is the Board’s role to oversee the risk management process to ensure that it is properly designed, well functioning and consistent with the Company’s overall corporate strategy. In fulfilling that oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of the risk mitigating policies and procedures, and (iii) provide management with input with respect to the risk management process.

More particularly, the Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities. Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the risk management function. The Audit Committee also is responsible for the internal audit function, with that function reporting directly to the Audit Committee, overseeing the Company’s independent registered public accounting firm and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, both the Board’s Compensation Committee and Nominating and Governance Committee consider risks within their respective areas of responsibility. The Compensation Committee oversees risks associated with the Company’s compensation plans and programs and the Nominating and Governance Committee oversees risks associated with the Company’s corporate governance policies.

As a risk management measure, the Nominating and Governance Committee recommended and the Board of Directors approved the adoption, effective July 1, 2011, of a new Incentive Compensation Clawback policy. Among other things, that policy provides that, if any of the Company’s previously published financial statements are restated due to a material noncompliance with any financial reporting requirements under the federal securities laws, the Company will seek to recover the amount by which any incentive compensation paid in the previous three years to any executive officer exceeds the incentive compensation which the Audit Committee determines would have been paid to such executive officer had such compensation been determined on the basis of the restated financial statements.

Communications with the Board

Stockholders interested in communicating with the non-management directors as a group may do so by writing to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, attention: Board of Directors. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to the Company’s stockholders. In September 2004, our Board of Directors adopted the following governance policies, which include a number of policies and practices under which our Board had operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements of the NASDAQ Listing Rules, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Dodd Frank Wall Street Reform and Consumer Protection Act, adopted in July 2010 (“Dodd-Frank”). In addition, each year the Board and its standing committees review and, as they deem appropriate, make changes to those governance principles. Some of the principal subjects covered by those policies include:

•	Director qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•	Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•	Director access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•	Maintaining adequate funding to retain independent advisors for the Board, as the Board deems to be necessary or appropriate, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

•	Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual performance evaluation of the Board, including an annual self-assessment of the Board’s performance, as well as the performance of each of the Board’s standing committees.

•	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

Stock Ownership Guidelines

In 2012, at the recommendation of the Nominating and Governance Committee, the Board of Directors adopted stock ownership guidelines for all non-management directors and the Company’s Named Executive Officers. Those guidelines established a share ownership target for each non-management director of a number of shares of Company common stock having an aggregate market value of not less than three times the director’s annual cash retainer (which, at the current annual retainer of $40,000, is $120,000 of Company shares). As of October 15, 2013, the record date for the Annual Meeting, the number of shares owned by each non-management director (exclusive of non-vested restricted shares and shares subject to stock options) substantially exceeded this stock ownership target. Under these guidelines, the Company’s CEO is expected to own shares of Company common stock with a market value at least equal to three times his annual base salary, and each other Named Executive Officer is expected to own a number of shares with an aggregate market value of at least equal to two times his or her annual base salary. As of October 15, 2013, all of the Named Executive Officers owned a number of shares that exceeded their respective stock ownership targets, except Robert Deuster, who joined the Company as its CEO in October 2012 and, as of October 15, 2013, already owned $266,254 of shares of Company common stock. However, under those guidelines, Mr. Duester has an additional four years within which to meet his ownership target under those guidelines.

The Director Nominating Process

In identifying new candidates for membership on the Board, the Nominating and Governance Committee will seek recommendations from existing Board members and executive officers. In addition, the Committee will consider any candidates that may be recommended by any of the Company’s stockholders who submit such recommendations to the Board in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates.

In assessing and selecting new candidates for Board membership, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries of and interviews with the candidates that the Committee members believe are best qualified to serve as directors. The factors that the Committee considers in making its selection of a nominee from among those candidates include: whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including membership on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendations of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual stockholders meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. The Nominating and Corporate Governance Committee does not evaluate any candidate for nomination as a director any differently because the candidate was recommended by a stockholder. No such recommendation was received from any stockholder with respect to the Annual Meeting.

Stockholder Nominations. Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, by giving the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders; provided, however, that if the date of the annual meeting has been changed by more than 30 calendar days from the date of the prior year’s annual meeting, the proposal must be received by the Company no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made, whichever comes first. Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder. Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements shall be ineffective and disregarded. No such notice was received from any stockholder with respect to this year’s Annual Meeting, and therefore, the Board’s nominees will be the sole candidates standing for election as directors at the Annual Meeting. Accordingly, the election of directors will be uncontested.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct for our officers, employees and directors, as well as specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business and Ethical Conduct is available at the Investor Relations Section of our website at www.collectors.com. We intend to disclose, at this location on our website, any amendments to our Code of Business and Ethical Conduct and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer. A copy of the Code of Business and Ethical Conduct will be made available in print, without charge, to any stockholder upon request. Stockholders who wish to do so should make a request to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the members of those Committees qualifies as an independent director within the meaning of the NASDAQ Listing Rules and each of the members of the Audit Committee satisfy the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Additional information regarding the members of each of those Committees, their responsibilities and the number of meetings held by those Committees during fiscal 2013 is set forth below.

Audit Committee

The members of the Audit Committee in fiscal 2013 were: A. J. Bert Moyer, its Chairman, Deborah A. Farrington and Bruce A. Stevens. Our Board of Directors has determined that, in addition to qualifying as an independent director, each of Mr. Moyer, Ms. Farrington and Mr. Stevens meets the definition of “audit committee financial expert” adopted by the SEC. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company and appointment and oversight of the independent registered public accountants engaged to audit the Company’s financial statements. In accordance with its charter and to ensure independence, the Audit Committee meets separately with our outside auditors, our internal auditor and members of management. The Audit Committee held nine meetings during fiscal 2013.

Compensation Committee

The members of the Compensation Committee in fiscal 2013 were: Deborah A. Farrington, its Chairperson, A.J. Bert Moyer and Van D. Simmons. Our Board of Directors has adopted a charter setting forth the role and responsibilities of the Compensation Committee, which include reviewing and approving the salaries and establishing incentive compensation and other benefit plans for our executive officers. That charter has been amended to include the heightened compensation committee membership independence standards adopted by the NASDAQ Stock Market earlier this year. The Compensation Committee held eight meetings during fiscal 2013.

Nominating and Governance Committee

The members of the Nominating and Governance Committee in fiscal 2013 were: Bruce A. Stevens, its Chairman, A. Clinton Allen and Van D. Simmons. This Committee has a written charter that specifies its responsibilities, which include: identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of its standing Committees; reviewing the adequacy of and approving the compensation that is to be paid to non-management directors for their service on the Board and Board Committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing the annual self-assessments by the Company’s Directors of the performance of the Board and its Committees. The Committee held a total of six meetings during fiscal 2013.

Committee Charters. Stockholders can access our Board Committee Charters by visiting the Investor Relations Section of our website at www.collectors.com. In addition, copies of those Charters will be made available in print, without charge, to any stockholder upon request made to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of Sarbanes-Oxley each quarter since the certification rules were adopted. You can access our news releases, SEC filings and other corporate governance materials, as well as the Board Committee Charters, by visiting the Investor Relations section of our website at www.collectors.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers were satisfied and timely made with respect to the Company’s fiscal year ended June 30, 2013, except as follows.

Statements of Changes in Beneficial Ownership on Form 4 to report the forfeiture, on August 15, 2012, by Michael J. McConnell and Joseph J. Wallace of 2,500 shares and 1,500 shares, respectively, of restricted stock granted to them under the Company’s 2006 Equity Incentive Plan were inadvertently filed late on September 20, 2012 and September 25, 2012, respectively. We also have been informed that a Statement of Changes in Beneficial Ownership on Form 4, to report sales of a total of 1,700 shares on May 17, 2013 by Richard Kenneth Duncan Sr., who was then a 10% stockholder, was not filed until May 24, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have three executive officers: Robert G. Deuster, our Chief Executive Officer, David G. Hall, our President and Chief Operating Officer, and Joseph J. Wallace, our Chief Financial Officer (who, for ease of reference will sometimes be referred to as our “named executive officers” or “NEOs”). The Compensation Committee of our Board of Directors (or the Committee) establishes our executive compensation policies and objectives and determines the compensation that we pay to our named executive officers. In this section we discuss those policies and objectives and we discuss and analyze the fiscal 2013 compensation of our named executive officers, including in relation to those policies and objectives.

This section is divided into the following four subsections:

•	Executive Summary

•	Compensation Philosophy and Objectives

•	Elements of 2013 Executive Compensation

•	Other Compensation Considerations

Executive Summary

Fiscal 2013 in Review

In fiscal 2013, the Company delivered another year of solid financial results, generating record services revenues and record operating income of $48.5 million and $9.5 million, respectively, and a return on invested capital of 48%.

Strategically, we continued to maintain a leading market share position in our key U.S. markets, while concurrently developing an international presence in Europe and Asia.

In addition:

•	We paid cash dividends in fiscal 2013 totaling $10.8 million to our stockholders, of which $9.6 million was funded with cash from continuing operations.

•	We had cash and cash equivalent balances totaling $18.7 million at fiscal 2013 year-end and no debt.

•	We grew our overseas coin grading operations and began preparations to provide coin grading services in mainland China in fiscal 2014 from an office that we have established in the city of Shanghai.

•	We continued to enhance our e-commerce capabilities and service offerings, which contributed to the improvement in our fiscal 2013 revenues.

On October 15, 2012, our Board of Directors appointed Robert G. Duester as the Company’s Chief Executive Officer pursuant to an employment agreement, the material terms of which are summarized below under the caption “Employment Agreements”. The initial term of that agreement was one year; however, in September 2013, the Compensation Committee approved an extension of the agreement to October 15, 2014. As described above in this proxy statement, Mr. Deuster has more than 20 years of senior management experience at companies with significant international operations, including more than 10 years as the chief executive officer of a public company with a significant international presence. He also has many years of experience serving as an independent director of both public and private companies. During fiscal 2013, in his capacity as the Company’s CEO, Mr. Deuster took a leading role in further defining and implementing the Company’s strategic objectives.

We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs with those of our Stockholders

In May 2009, the Committee conducted a review of the relationship of the Company’s executive compensation programs to the Company’s financial and strategic objectives and the impact of those programs on Company performance and stockholder value. Based on that review, the Committee adopted an equity incentive compensation program for the named executive officers for fiscal 2010, in place of a cash-based management incentive plan, which had been adopted by the Committee in previous fiscal years. Similar equity incentive programs were adopted for fiscal 2011 and fiscal 2012. Pursuant to those plans, our NEOs were granted restricted shares the vesting of which was made dependent on the Company’s achievement of an annual financial performance goal (“performance based awards”) or on the continued service of each NEO with the Company over a multi-year period (service based awards”), or a combination of performance and service based awards.

For fiscal 2013, however, the Committee adopted a long-term performance-based equity incentive program (which we will refer to as the “LTIP”) for its NEOs and other key management employees, instead of an annual equity incentive compensation program of the type the Committee adopted in fiscal 2012 and 2011. The LTIP establishes equity incentives which are designed:

•	to focus executive management on achieving substantial increases in the Company’s operating income during a multi-year period in order to achieve sustained increases in stockholder value;

•	to increase the alignment of the longer-term financial interests of the Company’s executive management with the longer-term financial interests of the Company’s stockholders by tying increases in the value of the equity incentive awards to increases in the trading prices of the Company’s shares; and

•	to provide incentives for the Company’s NEOs and other key management employees to remain in the Company’s employ over a six year period ending on June 30, 2018.

Furthermore, at-risk performance-based compensation is making up an increasing percentage of the total potential compensation which our NEOs and other senior executives can earn and limits their guaranteed annual compensation. At the same time, the Compensation Committee reviews annually the mix between guaranteed pay and at-risk pay and establishes appropriate performance targets so as to mitigate our compensation-related risk.

The following table sets forth the respective percentages of the total potential 2013 compensation of our Chief Executive Officer and Chief Financial Officer that are represented by their respective guaranteed pay and their respective at-risk pay in 2013. The percentages are based on the amounts in the Summary Compensation Table for base salary, cash bonus awards, and equity incentive awards (assuming the achievement of the maximum performance goal under the 2013 LTIP).

	Guaranteed Pay(1)		At-Risk Pay(1)
Robert G. Deuster, CEO	38.4	%(2)	61.6	%(2)
Joseph J. Wallace, CFO	53.9	%(3)	46.1	%(3)

(1)	As a percentage of total potential 2013 compensation.
(2)	Mr. Deuster’s guaranteed pay was comprised of his base salary and the grant date fair value of a service-based award to him of 40,000 restricted shares. His at-risk pay was comprised of a cash inventive award of up to $123,958, the payment of which was made contingent on the achievement of Company and individual goals and the grant date fair value of his 108,883 LTIP Shares assuming that the achievement of the maximum financial performance goal under the LTIP had been determined to be probable.
(3)	Mr. Wallace’s guaranteed pay was comprised of his base salary, a $37,500 discretionary cash bonus and the grant date fair value of a service-based award to him of 12,500 restricted shares. His at-risk pay was comprised of the grant date fair value of his 40,831 LTIP Shares assuming that the achievement of the maximum financial performance goal under the LTIP had been determined to be probable.

The result of our increased emphasis on at-risk pay is demonstrated by the compensation actually earned by our Chief Executive Officer and Chief Financial Officer, as compared to the at-risk compensation they could have earned, in fiscal 2013. Primarily because the achievement of the maximum financial goal under the LTIP was not deemed probable, the compensation they earned for 2013 represented the following percentages of their respective potential total at-risk and potential total compensation for 2013:

	Earned At-Risk Compensation
	As a Percentage of:
	2013 Potential At-Risk Compensation	2013 Potential Total Compensation
Robert G. Deuster, CEO	19.2%	11.8%
Joseph J. Wallace, CFO	10.0%	4.6%

The compensation program for David G. Hall, the Company’s President and Chief Operating Officer, differs from the program adopted for our Chief Executive and Chief Financial Officer. In 2013, 2012 and 2011, Mr. Hall chose not to participate in the incentive compensation programs adopted for our other named executive officers, because Mr. Hall believes that, as the Company’s largest stockholder, his interests are already aligned with those of our stockholders and, therefore, he is already incentivized to focus his efforts on the achievement of improvements in the Company financial results that will increase stockholder value. As a result, Mr. Hall’s compensation, in both 2013 and 2012, consisted solely of a fixed annual salary of $450,000, which is substantially less than he could have earned had he chosen to participate in the incentive compensation programs adopted for our NEOs and other key management employees.

Other Compensation Practices and Policies that Benefit our Stockholders

•	Insider Trading Policy. Our insider trading policy prohibits our directors, named executive officers and other key executives from hedging the economic interest in the Company securities that they own and from engaging in short sales or speculative transactions with respect to our stock and, subject to certain hardship exceptions, from holding Company securities in margin accounts or using our stock as collateral for a loan.

•	Policy with respect to Perquisites and Other Benefits. We do not generally provide benefits or perquisites to our NEOs that are not provided to all of our full-time employees.

•	Stock Ownership Guidelines. To further align the financial interests of our NEOs with those of our stockholders, in 2012 our Board of Directors adopted stock ownership guidelines which establish the following stock ownership targets for our named executive officers:

•	CEO. Ownership of a number of shares of our common stock that have an aggregate market value of not less than three times his annual base salary;

•	Other NEOs. Ownership of a number of shares of our common stock that have an aggregate market value of at least two times their respective annual base salaries; and

These guidelines also call for NEOs who have not yet met their respective stock ownership targets to retain at least 50% of their net vested restricted shares until they meet their stock ownership targets.

•	Incentive Compensation Clawback Policy. In fiscal 2012, our Board of Directors adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our NEOs receive incentive compensation as a result of the Company’s achievement of financial results measured on the basis of Company financial statements that are later the subject of an accounting restatement, the Company will become entitled recoup from those NEOs the amount by which the incentive compensation they had received exceeds the incentive compensation they would have received had such compensation been determined on the basis of the restated financial statements.

Compensation Philosophy and Objectives

The Committee endeavors to ensure that the compensation of our executive officers is competitive and consistent with market conditions in order to attract and retain key executives critical to the Company’s long-term success and sustained increases in stock value. Therefore, when reviewing and approving the compensation of our executive officers, the Committee is guided by the following five principles:

•	Attract and retain key executives with the requisite experience and record of success required for the future growth of the Company.

•	Design compensation programs that incentivize our NEOs and other key management employees to remain in the Company’s employ for the long term.

•	Align the interests of our executives with those of our stockholders by tying a significant portion of our NEOs total compensation to our overall financial performance and the creation of long-term stockholder value.

•	Provide a significant proportion of potential total compensation through performance-based compensation awards, the payment of which depends on the achievement of pre-established Company and individual performance goals over multi-year periods.

•	Provide incentives for achieving long-term, as well as short-term, Company goals.

The Compensation Committee also appreciates the importance of achievements that may be difficult to define or quantify. Accordingly, on occasion, the Committee awards discretionary compensation, either in the form of cash bonuses or grants of restricted shares, for extraordinary efforts or performance beyond or in addition to the pre-established performance goals under cash or incentive compensation programs adopted for our NEOs and other key management employees.

Compensation Consultants and Market Comparisons

Due to the relatively unique nature of our business, which consists primarily of the authentication and quality grading of rare coins and other high value collectibles, there are no public company peers against which we can directly compare our executive compensation programs and policies. Moreover, our financial performance depends to a great extent on collectibles experts and on persons who have extensive experience in and have keen understandings of the collectibles markets. For these reasons, and also to limit the administrative costs of our executive compensation programs, the Committee has rarely engaged outside compensation consultants to conduct benchmarking studies or to provide the Committee with customized comparisons of the compensation of our executive officers to those of other companies. In determining the compensation to be paid to our named executive officers for fiscal 2013, the Committee relied primarily on publicly available executive compensation surveys and studies of trends in public company executive compensation, supplemented by proprietary surveys that we obtained from outside compensation consulting firms. Those proprietary surveys were not customized for us and did not benchmark the compensation of our executive officers to the compensation paid by other selected companies to their executive officers. Instead they included data, compiled by those firms in the ordinary course of their businesses, relating to executive compensation generally being paid to executives by public companies, including companies with revenues and market capitalizations generally comparable to the Company’s revenues and market capitalization.

Role of Named Executive Officers in Compensation Decisions

The Compensation Committee, which is comprised solely of independent members of the Board of Directors who also meet the more stringent independence requirements recently adopted by NASDAQ pursuant to the Dodd Frank Act of 2010, approves all elements of compensation for our named executive officers. The Chief Executive and Chief Financial Officers sometimes provide compensation and related data to the Committee, at its request, to facilitate its compensation decisions. In addition, the Committee may consider the CEO’s recommendations when making its compensation decisions with respect to other NEOs and key management employees. However, the CEO is not permitted to be present during deliberations and voting regarding his own compensation, as well as during other executive sessions of the Committee. The Committee considers recommendations of our Chief Executive Officer when approving equity incentive awards to officers and other key management employees.

Elements of 2013 Executive Compensation

Set forth below is a discussion of the principal elements or components of the compensation we paid to our NEOs in 2013.

Base Salaries

We pay cash compensation, in the form of base salaries, in amounts which the Committee believes will provide a guaranteed base amount of compensation sufficient to enable us to retain existing and attract new executive officers who have the requisite experience and performance records that we believe are needed to drive the growth of our business and achieve increases in stockholder value. At the same time, the Committee balances the levels of guaranteed cash compensation with at-risk incentive compensation to properly manage the Company’s compensation-related risks.

In establishing the base annual salaries of our NEOs, the Committee considers a number of factors, including (i) each NEO’s business experience, responsibility level and past performance, and (ii) publicly available executive compensation surveys and studies, sometimes supplemented by proprietary executive compensation data obtained from outside compensation consulting firms. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance and changes in responsibility or in comparable market salaries.

As the table below indicates, none of our NEOs received salary increases in 2013 from those paid in 2012:

Named Executive Officer	Base Salary	Change from 2012
Robert G. Deuster	$350,000	N/A (1)
David G. Hall	$450,000	0.0%
Joseph J. Wallace	$260,000	0.0%

(1)	Mr. Deuster joined the Company as its CEO on October 15, 2012 at an annual base salary of $350,000. The salary paid to Mr. Deuster in fiscal 2013 was prorated for the number of days he was employed during that year. Effective October 15, 2013, the term of Mr. Deuster’s employment agreement was extended for one year ending October 15, 2014. No change was made to his annual base salary in connection with that extension.

In September 2013, the Compensation Committee approved a $50,000 increase in Mr. Hall’s base salary to $500,000 per year, effective October 1, 2013. That was the first increase in Mr. Hall’s cash compensation in more than three years and, in the view of the Committee, the increase was warranted in light of the significant contributions that Mr. Hall had made to the Company’s financial performance in fiscal 2012 and 2013 and the contributions he is expected to make to the future growth of the Company’s coin authentication and grading business, including in international markets.

2013 Cash Incentive Plan and Bonus Compensation Awards

The Committee sometimes adopts an individualized cash based incentive plan for one or more NEOs tied to the achievement of corporate or individualized quantitative or qualitative goals specifically developed for each NEO. Generally, the individualized financial or strategic goals for each participating NEO relate to areas of the Company’s business over which the NEO has authority or are goals or objectives the achievement of which are dependent in large part on the NEO’s performance.

In 2013, the Committee established a cash incentive program for Robert Deuster, the Company’s newly appointed Chief Executive Officer, which gave him the opportunity to earn a cash incentive award in an amount up to $123,958, which was equal to 50% of his base annual salary for fiscal 2013 (pro-rated for the number of days he was employed as the Company’s CEO during fiscal 2013), provided he was still employed by the Company on the last day of fiscal 2013.

The receipt of one-half of that bonus award was made contingent on the achievement by the Company of an operating income goal for fiscal 2013 of $8.9 million (before stock based compensation expense). The Company’s operating income (before stock based compensation expense) for fiscal 2013 exceeded $8.9 million and, as a result, this goal was achieved. The receipt of the other half of Mr. Deuster’s bonus award was made dependent on the achievement by him of individualized qualitative strategic goals (or “MBOs”) which, if achieved, would result in improvements in certain internal operating processes within the Company which the Committee believed were necessary to support the longer-term growth of the Company’s business. The Committee determined that these strategic goals also were achieved by Mr. Deuster. Accordingly, Mr. Deuster received a cash incentive plan compensation payment in fiscal 2013 in the amount of $123,958.

The Committee, on occasion, awards discretionary compensation, either in the form of cash bonuses or grants of service-based equity incentives, to NEOs for their extraordinary efforts or performance or their demonstrated leadership ability or as part of an NEO’s overall compensation package. In fiscal 2013, as part of Mr. Wallace’s compensation package, which included the grant to Mr. Wallace of 40,831 restricted shares under the Long-Term Performance-Based Incentive Plan (described below), in September 2012 the Company awarded Mr. Wallace 12,500 service-based restricted shares to provide an inducement for him to remain in the Company’s service for the approximately four year term of that award, and a discretionary cash bonus of $37,500.

Equity Based Incentive Compensation

In the view of the Committee, performance contingent restricted share awards should meet the following compensation objectives:

•	Pay for Performance. These awards should support the Committee’s pay-for-performance philosophy. As a result, some or all of these awards are to be earned only upon achievement of one or more Company financial performance goals that are designed to lead to increases in revenues, improvements in efficiency or increases in the Company’s cash flows and profitability.

•	Alignment of Executives’ Interests with those of our Stockholders. These equity incentive awards should serve to align the interests of our executives with those of our stockholders, by rewarding our NEOs and other key management employees for their contributions to operating results of the Company that lead to sustained increases in the trading prices of our shares.

•	Retention. Generally, the restricted stock awards should contain multi-year vesting requirements to create financial incentives for our NEOs and other key management employees to remain in our employ and focus on longer-term growth initiatives.

The Committee has followed the practice of granting performance contingent equity awards, which have since 2010 taken the form of restricted stock awards, at or shortly after the beginning of each fiscal year, at which time the Committee determines the number of shares to be granted to each NEO and the corporate or other goals that must be achieved and the conditions that must be satisfied for the restricted shares to be earned. Those determinations have been made on the basis of a number of factors, the most important of which are the executive’s position with the Company and his or her expected contributions, by reason of his or her position, experience and demonstrated management skills, to the Company’s achievement of short-term and longer-term financial performance goals. Due to the adoption of the LTIP in 2013, which was designed to create incentives for the achievement of longer term financial performance goals, future grants of performance contingent restricted shares may be made less frequently than annually.

To assure that restricted performance contingent share grants meet the Committee’s compensation objectives, restricted shares may not be sold, assigned, transferred or pledged, other than by will or laws of descent or pursuant to a divorce decree, and are subject to forfeiture in the event that one or more financial performance goals are not achieved, other conditions are not satisfied or there is a cessation of service with the Company prior to full vesting of the shares.

Fiscal 2013 Equity Incentive Grants

Set forth below is information regarding restricted shares that were granted to our Named Executive Officers in fiscal 2013.

Fiscal 2013 Service Based Equity Incentive Awards. The Committee granted 12,500 restricted shares to Mr. Wallace in September 2012 and 40,000 restricted shares to Mr. Deuster in October 2012, the vesting of which was made dependent on their continued service with the Company over a multi-year period. In each case, 25% of these restricted shares were scheduled to vest on June 30, 2013 and the remaining 75% of such shares are scheduled to vest over the three years ending June 30, 2016, in monthly or quarterly installments. As a result, as of October 15, 2013, a total of 12,500 of the restricted shares awarded to Mr. Deuster, and a total of 3,906 of these restricted shares awarded to Mr. Wallace, had become vested. The vesting of the remaining shares is contingent on their continued service with the Company through June 30, 2016. As a result, if there were to be a cessation of Mr. Deuster’s service, or of Mr. Wallace’s service, with the Company prior to that date, all of such NEO’s then unvested shares would be forfeited back to the Company.

These service-based restricted stock awards were made to enable Messrs. Deuster and Wallace to increase their ownership of Company shares and, thereby, further align their financial interests with those of the stockholders, and to provide financial incentives for each of them to remain in the Company’s service for at least four years.

The terms of the grant of the 40,000 service based shares to Mr. Deuster provide that if his employment were to be terminated by the Company without cause or by Mr. Deuster for Good Reason (as defined below), any of those restricted shares that were then unvested would become fully vested. Mr. Duester is entitled to terminate his employment with the Company for Good Reason upon the occurrence of any of the following events, provided he gives the Company prior written notice of termination not later than 30 days thereafter: (i) a demotion from his position, or a material reduction in the scope of his authority or the nature of his duties, as the Company’s CEO, (ii) a material reduction in his base annual compensation, unless there are corresponding reductions in the base annual compensation of other senior executives of the Company, (iii) his relocation to an office that is not the Company’s headquarters office (other than on a temporary basis), or (iv) a material breach by the Company of his employment agreement, unless the breach is cured within the succeeding 30 days.

Long-Term Performance-Based Equity Incentive Program

On December 28, 2012, the Compensation Committee adopted a Long-Term Performance-Based Equity Incentive Program (the “LTIP”) for the Company’s Chief Executive Officer, Mr. Deuster, and Chief Financial Officer, Mr. Wallace, and for certain other key management employees. Under the LTIP, the Compensation Committee granted a total of 299,429 restricted shares (the “LTIP Shares”) from the shares then available for equity incentive grants under our existing 2006 Equity Incentive Plan (the “2006 Plan”). Of those LTIP Shares, 108,883 restricted shares were granted to Mr. Deuster and 40,831 restricted shares were granted to Mr. Wallace. The remainder of the LTIP Shares were granted to other key management personnel; however, 27,221 of the LTIP Shares are expected to be forfeited due to an upcoming cessation of service of a participating employee. As a result, a total of 272,208 LTIP Shares will be outstanding under the 2013 Plan as of the date of the Annual Meeting.

For purposes of the LTIP, the Committee established annual operating income goals (determined before stock-based compensation expense), substantially in excess of the Company’s operating income in fiscal 2012. The number of restricted shares that will vest under the LTIP will depend on the extent to which, if any, that those goals are achieved in any of the fiscal years during a six year period that commenced on the first day of fiscal 2013 and will end on June 30, 2018, which is the last day of fiscal 2018 (the “Performance Period”).

The primary purposes of the LTIP are:

•	to focus executive management on achieving substantial increases in the Company’s operating income in order to achieve sustained increases in stockholder value over a multi-year period;

•	to increase the alignment of the longer-term financial interests of the Company’s named executive officers and other key management employees with those of the Company’s stockholders by tying the value of the equity incentive awards under the LTIP to increases in the trading prices of the Company’s shares; and

•	to provide financial incentives for the Company’s NEOs and other key management employees to remain in the Company’s employ and focus their efforts on achieving longer term improvements in the Company’s financial performance over the six year Performance Period of the LTIP.

As the following table indicates, the percentage and, therefore, the number of performance-based restricted shares that will become vested under the LTIP will depend on the highest of the annual operating income goals that the Company achieves during the six-year Performance Period.

	Cumulative Percent of LTIP Shares that may become:
	Fully Vested	Conditionally Vested	Total
If the highest operating income goal achieved during the Performance Period is:
The Threshold Performance Goal	5.0%	5.0%	10.0%
Intermediate Performance Goal #1	12.5%	12.5%	25.0%
Intermediate Performance Goal #2	22.5%	22.5%	45.0%
Intermediate Performance Goal #3	35.0%	35.0%	70.0%
The Maximum Performance Goal	50.0%	50.0%	100.0%

If the Company achieves any of the above financial performance goals in any fiscal year during the Performance Period and a participating NEO or other management employee (a “Participant”) is still in the Company’s service on the last day of that fiscal year, then, (i) 50% of the number of the Participant’s LTIP Shares that corresponds to that particular financial performance goal will vest immediately, and (ii) the other 50% will become “conditionally vested” because the vesting of those LTIP Shares will depend on the continued service of the Participant with the Company through the last day of the immediately succeeding fiscal year.

If, after achieving any one of the annual performance goals, the Company achieves a higher performance goal in a subsequent fiscal year during the Performance Period, then, the total percentage of the LTIP Shares that will become fully and conditionally vested will be increased to the percentage of LTIP Shares that corresponds to that higher annual operating goal.

For example, if the first fiscal year during which the Company was to achieve any of the performance goals was fiscal 2015, and the goal achieved in that year was Intermediate Performance Goal #2, then, 22.5% of the LTIP Shares would become fully vested and another 22.5% would become conditionally vested. If the Company were to next achieve, in a subsequent fiscal year during the Performance Period, the Maximum Performance Goal, then, an additional 27.5% of the LTIP Shares would become fully vested, bringing the cumulative total of fully vested shares to 50.0%, and an additional 27.5% of the LTIP Shares would become conditionally vested, bringing the cumulative total of conditionally vested shares to 50.0%.

The following table illustrates this example:

	Percent of LTIP Shares
	Fully Vested	Conditionally Vested	Cumulative Total
None of the Performance Goals are achieved in Fiscal 2013	0.0%	0.0%	0.0%
None of the Performance Goals are achieved in Fiscal 2014	0.0%	0.0%	0.0%
Intermediate Performance Goal #2 is achieved in Fiscal 2015	22.5%	22.5%	45.0	%(1)
Maximum Performance Goal is achieved in Fiscal 2017	27.5%	27.5%	55.0	%(2)

Cumulative Totals	50.0%	50.0%	100.0	%(3)

(1)	Assumes that the Participant remains in the service of the Company through June 30, 2016, which is one year following the achievement of Intermediate Performance Goal #2.
(2)	Assumes that the Participant remains in the service of the Company through June 30, 2018, which is one year following the achievement of the Maximum Performance Goal.
(3)	100% of the LTIP Shares that could potentially become vested.

If, instead, the Company fails to achieve any performance goal higher than Intermediate Performance Goal #2 during the remainder of the Performance Period, then 55% of the LTIP Shares will be forfeited on June 30, 2018. If, however, the Company never achieves any of the performance goals in any fiscal year during the Performance Period, 100% of the LTIP Shares will be forfeited effective June 30, 2018.

As an additional incentive, the LTIP provides that each Participant may earn an additional number of shares, equal to 25% of the number of LTIP Shares granted to the Participant, if the Maximum Performance Goal is achieved in any fiscal year ending on or before June 30, 2015. In that event, one-half of those additional shares would vest immediately and the other half would vest on last day of the immediately following fiscal year, provided the Participant is still in the service of the Company on that day.

We made an assessment with respect to the likelihood of achieving the Performance Goals under the 2013 LTIP. Based on that assessment, we have concluded that the fair values of the equity incentives awarded under the LTIP to Messrs. Deuster and Wallace, as of their dates of grant, were $108,992 and $40,872, respectively. This compares to grant date fair values of $1,089,919 and $408,718, respectively, if it had been able to conclude that the achievement of the Maximum Performance Goal under the LTIP was probable.

The Company did not achieve the Threshold Performance Goal in fiscal 2013 and, as a result, all of the LTIP shares remained unvested at June 30, 2013. Therefore, the numbers of shares that may become vested under the LTIP will depend on the Company’s operating income in each of the remaining five fiscal years of the Performance Period. As a result, the LTIP is expected to continue to provide meaningful financial incentives for our NEOs and other key management employees to focus their efforts on achieving the financial performance goals established by the LTIP, and to remain in the Company’s service, during that five year period.

Planned Additional Equity Incentive Grants under the LTIP. The Compensation Committee had intended to grant a total of approximately 550,000 restricted shares to the participants under the LTIP (including a total of 200,000 restricted shares to Mr. Deuster and a total of 75,000 restricted shares to Mr. Wallace). However, it was not able to do so, because there were not a sufficient number of shares available for such Equity Incentive grants under the Company’s existing 2006 Plan. As a result, if the 2013 Equity Incentive Plan is approved by the Company’s stockholders at the 2013 Annual Meeting, it is expected that the Compensation Committee will approve grants to the participants under the LTIP of up to as many as 227,792 additional restricted shares of common stock, including 91,117 additional restricted shares expected to be granted to Mr. Deuster and 34,169 additional restricted shares expected to be granted to Mr. Wallace. See “Approval of Collectors Universe, Inc. 2013 Equity Incentive Plan – New Plan Benefits” below in this proxy statement. If all of these additional LTIP shares are granted, a total of 500,000 unvested restricted shares will have been granted and will be outstanding under the LTIP.

Effect of Change of Control on the Vesting of Restricted Shares. The terms of the 2006 Plan, pursuant to which both the service-based awards and the LTIP awards were granted in 2013, provides that, in the event of a change of control of the Company (as defined in that Plan), the Committee would have the discretion determine whether or not to accelerate the vesting of the non-vested restricted shares then outstanding under the 2006 Plan in the event that the surviving corporation in the change of control transaction is not the Company. In making that determination, the Committee will consider whether and on what terms the surviving corporation is prepared to assume the Company’s obligations with respect to, or issue equivalent equity incentives in exchange for, those unvested restricted shares.

Dividend Policy Applicable to Unvested Restricted Shares. Prior to January 1, 2011, when the Company paid dividends on its outstanding shares, dividends allocable to any unvested restricted shares were paid on those of such shares which were scheduled to vest in the immediately succeeding 12 months. This practice was discontinued effective as of January 1, 2011. As a result, no dividends declared after that date on the Company’s outstanding shares have been paid on any unvested restricted shares and the last of such dividends, which totaled $495, was paid in the first quarter of calendar 2012. Instead, since January 1, 2011 dividends are being accrued and will be paid on unvested restricted shares only if, when and to the extent those shares become vested; and, if any unvested restricted shares are forfeited because of a failure of any of the vesting conditions, any unpaid dividends that had accrued on those shares also will be forfeited. In the case of the grants of restricted shares under the LTIP, no dividends begin to accrue on any of those shares unless and until a performance goal under the LTIP is achieved and, then, only on those shares which, as a result of the achievement of the performance goal, have become conditionally vested (that is, the portion of the LTIP shares with respect to which a performance goal has been achieved, but which will remain subject to forfeiture in the event of the cessation of the service of a LTIP participant prior to the end of the next succeeding fiscal year).

Employment Agreements

CEO Employment Agreement. Effective October 15, 2012, the Company and Mr. Deuster entered into an employment agreement pursuant to which he is employed as the Company’s CEO. The initial term of that agreement was one year ending on October 15, 2013. However, in September 2013, the term of the agreement was extended for an additional year, ending October 15, 2014. In all other respects the agreement remains unchanged.

The compensation provided for under that agreement was determined by the Compensation Committee on the basis of a review of publicly available executive compensation surveys and studies of trends in public company executive compensation, which included data with respect to the compensation generally being paid to chief executive officers by companies with revenues and market capitalizations similar to the Company’s revenues and market capitalization. The Compensation Committee also obtained advice from Pearl Meyer & Partners, an outside compensation consulting firm, regarding the reasonableness of the terms of the compensation proposed to be paid to Mr. Deuster under that agreement. In providing that advice, Pearl Meyer & Partners relied on its compensation expertise and on proprietary compensation data which it compiled in the ordinary course of its business. Pearl Meyer & Partners was not asked to and did not benchmark, or provide any customized comparisons of, the compensation proposed to be paid to Mr. Deuster under the employment agreement to the compensation being paid to chief executive officers of any specific publicly traded company or any group or index of publicly traded companies.

Set forth below is a summary of the material terms of Mr. Deuster’s employment agreement.

Base Salary. Mr. Deuster receives a base salary of $350,000 per year.

Incentive Compensation. During the first year of his employment, Mr. Deuster was granted the opportunity to earn a cash incentive bonus award in an amount up to, but not to exceed, $123,958, which was equal to 50% of his annual salary, pro-rated for the number of days he was employed during fiscal 2013. The performance conditions, which related to fiscal year 2013, were achieved and, as result, Mr. Deuster earned and received 100% of that bonus award. For additional information regarding the performance conditions applicable to that award, see the discussion above in this section of the Proxy Statement entitled “2013 Cash Based Compensation Awards”. The employment agreement provides that, beginning in fiscal 2014, Mr. Deuster will be eligible to participate in the same incentive compensation programs as may be established for the Company’s other NEOs and key management employees.

Service-Based Restricted Share Award. In October 2012, Mr. Deuster was granted 40,000 service-based restricted shares pursuant to his employment agreement. See “2013 Service Based Equity Incentive Awards”, above for information regarding the terms of and vesting conditions applicable to this award.

Severance Compensation. The employment agreement provides that, if Mr. Deuster’s employment is terminated due to his disability or death, or by the Company without cause or by him for Good Reason prior to the end of the term of the agreement, then, his salary will continue to be paid and, except in the case of his death, the Company will pay 100% of Mr. Deuster’s COBRA premiums for continued health insurance coverage, for six months or the unexpired portion of the term of his employment agreement, whichever is shorter.

Compensation due to a Termination of Employment following a Change of Control of the Company. If a change of control of the Company occurs while Mr. Deuster is the Company’s CEO and, upon or within the 12 months of the consummation of that change of control, his employment is terminated without cause by the Company or its successor, or by Mr. Deuster for Good Reason, then, he will be entitled to receive severance compensation comprised of (i) an amount equal to one year’s salary which would be paid to him in a single payment, (ii) the payment of his COBRA premiums for continued health insurance coverage for up to, but not to exceed, six months; and (iii) the acceleration of vesting of any of his then unvested restricted shares.

Mr. Deuster’s employment agreement provides that the Company, or its successor in the change of control transaction, will become obligated to pay severance compensation and benefits to Mr. Duester only upon a “double trigger” event. This means that no severance compensation will become payable solely because of the occurrence of a change of control of the Company. Instead, the severance benefits will be payable only if, on the date or within 12 months after the consummation of the change of control, there is a termination of Mr. Deuster’s employment without cause or by Mr. Duester for Good Reason. The change of control severance provisions are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact that a change of control of the Company is likely to have. The change of control severance compensation and benefits also are intended to encourage Mr. Deuster to remain focused on the business and interests of our stockholders when considering strategic alternatives that may be beneficial to our stockholders.

Employment Agreement with Michael McConnell, the Company’s former CEO. Michael McConnell had been employed as the Company’s CEO, at a base annual salary of $235,000, under an amended & restated employment agreement for a term that was scheduled to end on June 30, 2013.

During fiscal 2012, Mr. McConnell advised the Board that, for personal reasons, he did not plan to remain in the Company’s employ as its CEO beyond the June 30, 2013 expiration date of his employment agreement. He also offered to resign as CEO sooner, if that would facilitate the Company’s search for and hiring of a successor CEO.

That search culminated in the hiring of Robert G. Deuster as the Company’s new CEO, effective October 15, 2013. Therefore, Mr. McConnell stepped down from his position as CEO as of that same date, but remained in the Company’s employ, pursuant to a new employment agreement, for an additional six months that ended April 15, 2013, primarily to assist with this transition in management. For his services under that new employment agreement, Mr. McConnell received compensation comprised of (i) a salary totaling $19,000 for the six month term of that agreement, and (ii) payment of or reimbursement for the employee portion of his health insurance premiums under the Company’s group health insurance plan.

Additionally, effective October 15, 2013, Mr. McConnell ceased to participate in any management incentive plans and he no longer was entitled to receive any severance compensation, whether as a result of the employment of Mr. Deuster as CEO or the expiration of the remaining six month term or any termination of his employment, whether by the Company or by him. In return, the Company agreed (i) that all 15,107 of Mr. McConnell’s then unvested restricted shares would become thereupon become fully vested, and (ii) following the termination of his employment with the Company, the Company would continue his health insurance coverage under COBRA, and would pay 100% of his COBRA premiums until the earlier of October 15, 2014 or the date on which Mr. McConnell obtains group health insurance coverage from another employer.

Other Compensation Considerations

Benefits. The personal benefits provided to our Named Executive Officers are designed to establish a competitive benefits structure necessary to attract and retain key management employees. These personal benefits are the same as those provided to all of our full time employees generally. In 2013 there were no perquisites or other personal benefits approved by the Committee for the named executive officers.

Nonqualified Deferred Compensation Plans. We have not established any nonqualified deferred compensation plans or programs for our NEOs or any other of our employees.

Risk Considerations. Although a substantial portion of compensation provided to our executive officers is performance based, we believe that the following elements and design features of our executive compensation programs encourage our executive officers to remain focused on both the short-and longer-term operational and financial goals of the Company and have been designed to deter excessive or unnecessary risk-taking:

•	Our program consists of guaranteed salary and at-risk compensation that takes the form of equity incentives which vest over multi-year periods.

•	The Compensation Committee annually reviews the balance between fixed and at-risk elements of executive compensation and retains ultimate oversight over, and the ability to use discretion where appropriate with respect to, the compensation of our named executive officers.

•	Our incentive compensation programs establish appropriate financial performance goals that are designed to lead to sustained improvements in the Company’s cash flows and profitability and, as a result, in the long-term success of the Company, rather than on revenues.

•	The Board of Directors has adopted share ownership guidelines for our named executive officers to further align their interests with those of our stockholders.

•	Incentive compensation awards to our named executive officers are now subject to a clawback policy to ensure that determinations with respect to the achievement of financial performance goals are based on generally accepted accounting principles consistently applied in the preparation of our financial statements.

•	Our insider trading policy prohibits our named executive officers and other key executives from hedging their economic interest in their Company shares or pledging those shares for purposes of speculative trading.

Taxation and Deductibility of Executive Compensation

To the extent readily determinable, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits to be included in the executive compensation program.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, imposes an annual limit of $1.0 million on the amount that a public company may deduct for compensation paid to its chief executive officer or any of the company’s four other most highly compensated executive officers (collectively, “covered officers”). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. As a result, to reduce the likelihood that the annual compensation of any of those executive officers would, for purposes of Section 162(m) of the Code, exceed $1 million, the Committee has granted, as a significant portion of the compensation of our CEO and CFO, who are the Company’s two mostly highly compensated executive officers, performance-based equity and cash incentives which are designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Moreover, in the past the total annual compensation paid to our covered officers has always been less than $1.0 million and, consequently, the limitations imposed by Section 162(m) have not been a factor in the determination of the compensation paid to our executive officers. As a result, the Compensation Committee has not found it necessary to adopt a policy requiring all of their compensation to be deductible. If, in the future, it becomes likely that our Chief Executive Officer or any of the other covered officers would earn total compensation, exclusive of performance-based compensation, in excess of $1.0 million, the Committee would consider whether or not to modify the executive compensation practices in a manner that would preserve the full deductibility of such compensation. However, there can be no assurance that compensation paid to the Company’s executive officers will prove to be fully deductible by the Company for income tax purposes. Additionally, the Compensation Committee retains the discretion to grant equity incentives or pay compensation to our executive officers to accomplish varying corporate goals or objectives, even if such compensation does not constitute “qualifying performance based compensation” pursuant to Section 162(m) of the Code.

Accounting for Stock-Based Compensation. Beginning on and since July 1, 2005, the Company has been accounting for share-based awards in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which has since been renamed and replaced with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2013, the members of the Compensation Committee of the Board were Ms. Farrington and Messrs. Moyer and Simmons. None of them was a Company officer or employee during fiscal 2013 or at any time during the preceding three years and, during fiscal 2013, none of them had any relationship required to be disclosed by the Company in this proxy statement pursuant to Item 404 of SEC Regulation S-K. During fiscal 2013, none of our executive officers (i) served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement, as required by Item 402(b) of SEC Regulation S-K, with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Deborah A. Farrington, Chair
A. J. “Bert” Moyer
Van D. Simmons

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table sets forth the amounts and components of the compensation received by each of our Named Executive Officers (“NEOs”) in the fiscal years ended June 30, 2013, 2012 and 2011, respectively.

Name and Principal Position	Year	Salary($)		Non-Equity Bonus Comp.($)	Equity Incentive Plan Awards($)(1)	Non-Equity Incentive Plan Comp.($)(2)	All Other Compensation ($)		Total($)
Robert G. Deuster	2013	$249,263	(3)	$—	$617,392	$123,958	$—		$990,613
Chief Executive Officer

David G. Hall	2013	$450,000		$—	$—	$—	$—		$450,000
President and	2012	450,000		—	—	—	—		450,000
Chief Operating Officer	2011	450,000		—	—	—	35,993	(4)	485,993

Joseph J. Wallace	2013	$260,000		$37,500	$220,497	$—	$—		$517,997
Chief Financial Officer	2012	260,000		—	211,275	—	492		471,767
	2011	235,000		—	249,200	—	22,520	(4)	506,720

Michael J. McConnell(5)	2013	$97,502		$—	$—	$—	$13,965	(6)	$97,502
Former CEO	2012	235,000		—	352,125	—	—		587,125
	2011	215,000		—	373,800	—	49,337	(4)	638,137

(1)	The amounts in this column represent the aggregate grant date fair value of the respective awards computed in accordance with FASB ASC Topic 718 (“ASC 718”). In accordance with Instruction 3 to Item 402(c)(2)(v) of Regulation S-K, for awards that are subject to the satisfaction of performance conditions, the amounts reported reflect the grant date fair values based upon the probable outcome of the performance conditions at grant date and the amounts reported for service-based awards which were determined on the assumption that 100% of the awards will vest. See “—Compensation Discussion and Analysis - Equity Incentive Grants for 2013 - 2013 Long-Term Performance-Based Equity Incentive Program.

•	The equity incentive awards for Mr. Deuster include a performance-contingent award of 108,883 restricted shares under the Company’s 2013 Long Term Incentive Plan (the “LTIP”), with a grant date fair value of $108,992, based on upon the probable outcome of the performance conditions at grant date. The grant date fair value of this LTIP award, assuming the maximum performance goal were to be achieved, would have been $1,089,919.

•	Mr. Wallace’s incentive awards include a performance-contingent award of 40,831 restricted shares under the Company’s LTIP, with a grant date fair value of $40,872, based upon the probable outcome of the performance conditions as at the grant date. The grant date fair value of this LTIP award, assuming the maximum performance goal were to be achieved, would have been $408,718.

(2)	The amount in this column is a cash award paid to Mr. Deuster under a cash incentive plan which made the payment of that award contingent on the achievement by the Company of an operating income goal for 2013 and by Mr. Deuster of individualized performance objectives. See “—Compensation Discussion and Analysis - 2013 Cash Based Compensation Awards” above.
(3)	Mr. Deuster became the Company’s CEO effective October 15, 2012, at base annual salary of $350,000. The base salary he received in 2013 was prorated for the number of days he was employed by the Company in fiscal 2013.
(4)	These amounts represent dividends paid in fiscal 2012 and fiscal 2011, respectively, on unvested restricted shares pursuant to the Company’s dividend policy in effect prior to January 1, 2011, which had provided for the payment of the portion of cash dividends paid by the Company to its shareholders allocable to unvested restricted shares scheduled to vest within the succeeding 12 months. See “—Compensation Discussion and Analysis — Dividend Policy Applicable to Non-Vested Restricted Shares” above.
(5)	Mr. McConnell resigned as the Company’s CEO and ceased to be an executive officer of the Company effective October 15, 2012. As a result his 2013 salary is comprised of his base salary for his service as CEO for the period from July 1, 2012 to October 15, 2012 and a total of $19,000 of salary which he was paid for his services during the six month period from October 16, 2012 to April 15, 2013 in connection with the management transition following his resignation as CEO. See “—Compensation Discussion and Analysis — Employment Agreement with Michael McConnell, the Company’s former CEO” above. In fiscal 2013 Mr. McConnell, who was a director of the Company, received directors fees totaling $10,000 for his service on the Board during the period from October 16, 2012, which was the date he ceased to be the Company’s CEO, to June 30, 2013. Following his re-election to the Board at the 2012 Annual Stockholders Meeting held in November 2012, he and each of the other non-management directors, were granted 4,044 restricted shares under the Company’s 2006 Equity Incentive Plan. See “—Director Compensation” below.
(6)	Payment of Mr. McConnell’s share of the insurance premiums for coverage under the Company’s broad-based health insurance program for the period from October 16, 2012 to June 30, 2013. See “Compensation Discussion and Analysis – Employment Agreement with Michael McConnell, the Company’s former CEO” above.

Grants of Plan-Based Incentive Awards in Fiscal 2013

The following table provides information regarding grants of plan-based restricted shares to our NEOs in 2013. No options were granted to our NEOs in 2013.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: No. of Shares or Units (#)(4)		Grant Date Fair Value of Stock Awards at Target($)
Name(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert G. Deuster	10/15/12	61,980	$123,958	N/A	—	—	—	40,000	(4)	$508,400	(4)
	12/28/12	—	—	—	10,883	108,883	136,104	—		108,992	(5)
Joseph J. Wallace	9/14/12	—	—	—	—	—	—	12,500	(4)	$179,625	(4)
	12/28/12	—	—	—	4,083	40,831	51,039	—		40,872	(5)

(1)	Neither Mr. Hall, the Company’s President and Chief Operating Officer, nor Mr. McConnell, who was the Company’s Chief Executive Officer during the first three and one-half months of 2013, were granted any plan based or other equity incentive awards in fiscal 2013 for their service as Company NEOs.
(2)	Payment of the cash incentive compensation under this plan was conditioned on the achievement of a 2013 operating income goal by the Company and individualized performance goals established by the Compensation Committee for Mr. Deuster. That plan provided that Mr. Deuster could earn $61,979 if the Company achieved its operating income goal and another $61,979 if the Committee determined that he had achieved his individualized performance goals. See “Compensation Discussion and Analysis — 2013 Cash Based Compensation Awards” above in this proxy statement for additional information regarding this plan.
(3)	These columns set forth the threshold, target and maximum number of performance-based restricted shares for each named executive officer under the Company’s LTIP. The actual grant date fair values of the awards earned for fiscal 2013 for each named executive officer are set forth in the “Summary Compensation Table” above. As such, the amounts set forth in these columns do not represent additional compensation earned by the named executive officers for fiscal 2013. For a description of the Company’s LTIP, see “Compensation Discussion and Analysis — 2013 Long-Term Performance-Based Equity Incentive Program.”
(4)	Messrs. Deuster and Wallace were awarded 40,000 and 12,500 service-based restricted shares the vesting of which was contingent on their continued service with the Company through June 30, 2016. The grant date fair values of these awards were $508,400 and $179,625 respectively. See “Compensation Discussion and Analysis — Equity Incentive Grants for 2013 — 2013 Service Based Equity Incentive Awards” above in this proxy statement.
(5)	The grant date fair values of awards granted to Messrs. Duester and Wallace, respectively, under the LTIP, based on the probable outcome of the performance conditions at grant date. See “Compensation Discussion and Analysis — Long-Term Performance-Based Equity Incentive Program” above in this proxy statement. The grant date fair values of these LTIP awards, assuming the maximum performance goal were to be achieved, would have been $1,089,919 and $408,718, respectively.

Outstanding Equity Awards at June 30, 2013

The following table sets forth information regarding options and restricted stock awards that have been granted to our NEOs and that were outstanding as of the end of fiscal 2013.

	Option Awards(1)					Stock Awards
Names	Grant Dates	Exercisable	Unexercisable	Option Exercise Price ($)(2)	Expiration Dates(3)	Shares or Units of Stock That Have Not Vested (#)		Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert G. Deuster	10/15/12	—	—	—	—	30,000	(5)	$397,500			$—
	12/28/12	—	—	—	—	—		$—	10,888	(7)	$144,256	(7)

David G. Hall	—	—	—	—	—	—		$—	—		$—

Joseph J. Wallace	06/09/05	5,500	—	$14.17	06/09/15	—		$—	—		$—
	11/14/07	7,250	—	$13.18	11/14/17	—		$—	—		$—
	7/19/11	—	—	—	—	5,756	(6)	$76,267	—		$—
	9/14/12	—	—	—	—	9,375	(5)	$124,219	—		$—
	12/28/12	—	—	—	—	—		$—	4,083	(7)	$54,100	(7)

Michael J. McConnell	—	—	—	—	—			$—	—		$—

(1)	The number of shares subject to each of these option awards and their respective exercise prices has been adjusted to give retroactive effect to a 10% stock dividend that was issued to our stockholders in November 2008.
(2)	Each option grant was made at an exercise price equal to 100% of the closing price per share of our common stock on the date of grant as reported by the NASDAQ Global Stock Market.
(3)	The expiration date of each option award is 10 years from the date of its grant, subject to earlier termination on cessation of the NEO’s service with the Company.
(4)	The market value of these stock awards was determined by multiplying the number of unvested shares subject to each award by $13.25, which was the closing price, as reported by the NASDAQ Global Stock Market, of the Company’s common stock on June 28, 2013, the last trading day of fiscal 2013.
(5)	Represents outstanding restricted stock awards with respect to which 75% of the shares were unvested at June 30, 2013. With respect to Mr. Deuster’s restricted stock award, the unvested shares are scheduled to vest in equal monthly installments over a three year period that will end on June 30, 2016, subject to his continued service with the Company. With respect to Mr. Wallace’s restricted stock award, the unvested shares are scheduled to vest in equal quarterly installments through June 30, 2016.
(6)	These shares are scheduled to vest as follows: (a) 3,880 shares by June 30, 2014 and (b) 1,876 shares by June 30, 2015, in each case subject to Mr. Wallace’s continued service with the Company through those respective vesting dates.
(7)	Represents the number of restricted shares which would vest if the threshold performance goal is achieved under the LTIP, the market value of which was determined by multiplying that number of shares by $13.25, which was the closing price, as reported by the NASDAQ Global Stock Market, of the Company’s common stock on June 28, 2013, the last trading day of fiscal 2013.

2013 Option Exercises and Stock Vested

The following table sets forth information with respect to shares of our common stock acquired by our NEOs pursuant to the exercise of stock options or the vesting of restricted shares in fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Robert G. Deuster	—	$—	10,000		$132,500
David G. Hall	—	$—	—		$—
Joseph J. Wallace	—	$—	11,497		$152,819
Michael J. McConnell	—	$—	20,002	(2)	$262,287

(1)	The value realized by each NEO was determined by multiplying the number of the NEO’s restricted shares that vested in fiscal 2013 by the closing price on the NASDAQ Global Market of the Company’s common stock on the date of vesting.
(2)	See “Compensation Discussion and Analysis — Employment Agreement with Michael McConnell, the Company’s former CEO” for information regarding the vesting of these shares.

Potential Payments Upon Termination or Change of Control of the Company

Currently, only our CEO, Mr. Deuster, is entitled to severance compensation, which would be payable to him on a termination of his employment by the Company without cause or by him for Good Reason which occurred either during the term of his employment agreement with the Company, or within 12 months following a change of control of the Company. No severance compensation is payable by reason of a change of control of the Company only. The table below sets forth the amounts of all potential payments that would be paid by us to Mr. Deuster in the event of a termination of his employment either (i) during the term of Mr. Deuster’s employment agreement with the Company, or (ii) upon or within 12 months following the consummation of a change of control of the Company. The amounts were determined on the assumptions that Mr. Deuster’s employment was terminated during the term of his employment agreement and within 12 months following a change of control of the Company, respectively, and the termination in each case occurred on June 28, 2013, the last business day of fiscal 2013. The payments to Mr. Deuster are governed by his employment agreement. See “Compensation Discussion and Analysis — Employment Agreements” above. The timing of the payments described below may also be subject to the provisions of Section 409A, which could delay such payments.

Name	Termination for Cause or Resignation without Good Reason(1)	Involuntary Termination without Cause, for Good Reason or upon Death or Disability(2)	Termination without Cause or for Good Reason following a Change of Control(3)
Robert G. Deuster
Cash Severance – Base Salary	$0	$102,083	$350,000
Health & Other Benefits	0	5,017	7,524
Restricted Stock (accelerated)	0	$397,500	$1,840,200	(4)

Total	$0	$504,600	$2,197,724

(1)	If Mr. Deuster’s employment is terminated by the Company for cause or by Mr. Deuster without good reason, the Company’s sole obligation and liability to Mr. Deuster is to pay any unpaid salary, together with any employee benefits and any unused vacation, accrued to the effective date of such termination or resignation.
(2)	If Mr. Deuster’s employment had been terminated by the Company without cause or by him for Good Reason, or was terminated due to his death or disability, in each case as of June 28, 2013, then (a) the Company would have paid Mr.’s Deuster’s salary and 100% of his COBRA premiums for continued health insurance coverage for him and his dependents until October 15, 2013, which was the last day of the term of his employment agreement, and (b) a total of 30,000 unvested service-based restricted shares, granted to him in October 2012, would have become vested. However, the 108,883 restricted shares granted to him in December 2012 under the LTIP would have been forfeited.

(3)	If Mr. Deuster’s employment would have been terminated without cause or by him with Good Reason upon or within 12 months following the consummation of a change of control of the Company, then, he will be entitled to receive severance compensation comprised of (a) an amount equal to one year’s base salary which will be payable in a single lump sum, (ii) the payment of his COBRA premiums for continued health insurance coverage for up to, but not to exceed, six months; and (iii) the acceleration of vesting of all of his then unvested restricted shares, including those granted to him under the LTIP.

Director Compensation

The following table sets forth information regarding all cash and other compensation earned by each of our non-management directors for service on the Board and its Committees during the fiscal year ended June 30, 2013, as well as the numbers of unvested restricted shares and number of shares subject to options that were outstanding as of June 30, 2013.

	Year Ended June 30, 2013				At June 30, 2013
Names	Fees Earned or Paid in Cash($)(1)		Stock Awards ($)(2)	Total($)	Stock Options Outstanding(#)	Stock Awards Not Yet Vested (#)
A. Clinton Allen	$97,625		$40,000	$137,625	27,500	1,011
Deborah Farrington	66,250		40,000	106,250	16,500	1,011
Michael J. McConnell	10,000	(3)	40,000	50,000	—	1,011
A. J. Bert Moyer	70,500		40,000	110,500	33,000	1,011
Van D. Simmons	44,125		40,000	84,125	16,500	1,011
Bruce A. Stevens	54,750		40,000	94,750	—	1,011

(1)	This column reports the amount of cash compensation earned in fiscal 2013 for Board and Committee service.
(2)	Amounts shown in this column reflect the grant date fair values of restricted stock awards granted in 2013, as determined in accordance with ASC 718. No stock options were granted to any of the non-management directors in 2013.
(3)	For the period from April 15, 2013 to June 30, 2013, when Mr. McConnell was no longer an officer or employee of the Company.

Set forth below is additional information regarding the compensation that we paid to our non-management directors in fiscal 2013.

Compensation for Service on the Board of Directors. As compensation for service on the Board of Directors during fiscal 2013, each non-management director was paid a cash retainer at a rate of $35,000 per year for the first half of that year, and at a rate of $40,000 per year for the second half of that year. In addition, each director was granted $40,000 of restricted shares of common stock (with the number of shares determined on the basis of the closing per share price, as reported by the NASDAQ Global Stock Market, of the Company’s common stock on the date of grant). Each director’s restricted shares vest (or cease to be subject to a risk of forfeiture) in four equal quarterly installments, subject to the director’s continued service on the Board.

Compensation for Service on Board Committees. In addition, directors serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee receive an annual retainer of $10,000, $7,500 and $1,000, respectively, for their service on those Committees.

Additional Board and Committee Service. Effective January 1, 2013, (i) the Chairman of the Board received an increased annual cash retainer of $60,000, compared to $55,000 during the first six months of fiscal 2013, and (ii) the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee received annual cash retainers of $16,000, $12,500 and $7,500, respectively, for the additional services they render to the Company in those capacities, as compared to $14,000, $10,000 and $5,000, respectively, for the first six months of fiscal 2013.

The Nominating & Governance Committee recommended that the compensation to be paid to non-management directors in fiscal 2013 be increased to the amount described above and such amount will remain unchanged through fiscal 2014. In making that determination, the members of the Nominating and Governance

Committee reviewed third-party data, such as the National Association of Corporate Directors: Director Compensation Report, and also considered, as a guideline, rather than as a determinative factor, the compensation which was being paid to the Company’s non-management directors for their service on boards of directors of other public companies.

Related Party Transactions

An associate of Richard Kenneth Duncan Sr., who as of October 15, 2013 was the beneficial owner of 10% of our outstanding shares, paid us fees of $1,154,000 and $970,000 for coin authentication and grading services that we rendered to it in fiscal 2013 and 2012, respectively.

An adult member of the immediate family of, but who does not reside with, David G. Hall, who is our President, Chief Operating Officer and a member of our Board of Directors, paid us $765,000 and $464,000 in fees for collectibles authentication and grading services rendered to him in fiscal 2013 and 2012, respectively.

In each case, these authentication and grading fees were comparable in amount to the fees which the Company charges, in the ordinary course of its business, for similar services it renders to unaffiliated persons. Such fees are determined on the basis of (i) the nature of the collectibles submitted to us for authentication and grading (i.e., coins versus other collectibles and vintage versus newer collectibles), and (ii) the turn-around times requested by the customer submitting collectibles to us for authentication and grading, with higher fees charged for faster turn-around times.

In fiscal 2013 and 2012, the Company did not engage in any other transaction or any series of related transactions in amounts exceeding $120,000 in which a “related person” (as defined in SEC rules) had a direct or indirect material interest. The SEC defines a “related person” as any director, nominee for director, executive officer, or person controlling more than 5% percent of our outstanding voting securities, and any immediate family member of any of such persons.

Related Party Transactions Policies and Procedures

Our policy, included in our Code of Business and Ethical Conduct, is that all directors, officers, and employees must avoid any activity that is or appears to conflict with the interests of the Company. Conflicts of interest are prohibited as a matter of Company policy (except in any case in which the Board of Directors or Audit Committee affirmatively waives the conflict or determines that no conflict, in fact, exists). Our directors, officers, and employees are aware of the applicable provisions of our Code of Business and Ethical Conduct. Accordingly, if any of the duties of any of our officers or other employees for the Company require his or her involvement in any activity or transaction in which such officer or other employee, or any family member, has a direct or indirect personal or financial interest, or may appear to have such an interest, that officer or employee must immediately notify the Company’s Ethics Compliance Officer of that interest; and refrain from further involvement in that activity or transaction until he or she receives further guidance from the Ethics Compliance Officer or the Audit Committee as to the appropriate course of action. During the year ended June 30, 2013, to our knowledge there were no transactions which required such a review under this policy.

ADVISORY VOTE ON THE 2013 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Proposal No. 2)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, which is described above in this proxy statement.

At the 2012 Annual Meeting of Stockholders, we requested that our stockholders indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. In accordance with the recommendation of the Board of Directors, the Company’s stockholders voted at the 2012 Annual Meeting for such future advisory votes to be held annually. In accordance with that policy, we are asking our stockholders to approve an advisory resolution on the compensation of our Named Executive Officers for the fiscal year ended June 30, 2013 as reported in this proxy statement. As described in detail in the “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” section of this proxy statement, the compensation programs which the Compensation Committee adopted for our named executive officers for fiscal 2013 were designed to achieve the following objectives:

•	Retain and attract key executives;

•	Pay for performance;

•	Align the interests of our executives with those of our stockholders; and

•	Provide incentives for our executives to remain in the employ of the Company over multi-year periods and to focus on the longer term performance of the Company.

In fiscal 2013, the Company delivered another year of solid financial results, generating record revenue of $49 million and record operating income of $9.5 million and a return on invested capital of 48%.

We believe that our executive compensation practices have fostered this success by:

•	Providing for multi-year vesting provisions for our equity awards; and

•	Making the vesting of a substantial number of the restricted shares granted to our Named Executive Officers and other key management employees dependent on the Company’s achievement of a financial performance goal which, if achieved, was expected to result in increases in the Company’s revenues and operating income in fiscal 2013.

We urge stockholders to carefully read our “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement and the Summary Compensation Table and related compensation tables that follow it. The Board and the Compensation Committee believe that the compensation policies and practices described in this proxy statement have been effective in achieving our compensation and corporate objectives.

Therefore, in accordance with SEC rules, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2013 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, at the Company’s 2013 Annual Meeting of Stockholders, the compensation of the Named Executive Officers for fiscal 2013, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement.”

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when establishing executive compensation programs in the future.

Unless our Board of Directors modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, the next advisory vote on the compensation of our named executive officers will be held at the 2014 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

PROPOSAL NO. 2 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DESCRIBED IN THIS PROXY STATEMENT

APPROVAL OF COLLECTORS UNIVERSE, INC.

2013 EQUITY INCENTIVE PLAN

(Proposal No. 3)

At the Annual Meeting, stockholders will be asked to approve the Collectors Universe, Inc. 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan authorizes, initially, up to 650,000 shares of common stock for the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units (collectively, “Equity Incentives”) to the Company’s executive officers and other management employees, directors and consultants. Based on the recommendation of the Board’s Compensation Committee, comprised solely of non-management directors, the Board of Directors unanimously adopted the 2013 Plan on September 25, 2013, subject to and effective upon the approval of the Plan by the stockholders.

The 2013 Plan is intended to replace our stockholder approved 2006 Equity Incentive Plan ( the “2006 Plan”). If the stockholders approve the 2013 Plan, it will become effective on the day of the Annual Meeting, and no further equity incentives will be granted under the 2006 Plan.

Reasons for Adoption of 2013 Plan and Share Authorization

The primary purposes of the 2013 Plan, like those of the 2006 Plan, are to enhance our ability, through the grant of Equity Incentives:

•	to attract and retain the officers and other key executives, directors and consultants who have the requisite experience and know-how which the Company needs to enable it to achieve its strategic growth objectives and financial goals and, thereby, to increase long-term stockholder value; and

•	to more closely align the financial interests of our executives with those of our stockholders by making a significant portion of executive compensation dependent on the financial performance of the Company which benefits our stockholders.

However, as of October 15, 2013, only 2,500 shares of our common stock were available under the 2006 Plan for the grant of new Equity Incentives needed to enable the Company to achieve these purposes.

Therefore, the Board of Directors has determined that it is in the best interests of the Company and the stockholders for the 2013 Plan to be approved. If the stockholders approve the 2013 Plan, we will not grant new Equity Incentives under the 2006 Plan. If the stockholders do not approve the 2013 Plan, the 2006 Plan will remain in place; however, in that event, we are not likely to have a sufficient number of shares available for the grant of Equity Incentives to meet these purposes, putting us at a competitive disadvantage in our efforts to retain and attract officers and other key management employees.

Under the 2013 Plan, we will be authorized to grant Equity Incentives for up to 650,000 shares, which, subject to the share recycling limitations in the 2013 Plan described below, may be increased by up to a total of 385,374 shares of our common stock, which are comprised of:

•	the number of shares of common stock that are expected to be available, immediately prior to the Annual Meeting, for the future grants of Equity Incentive under the 2006 Plan; and

•	the number of shares of our common stock that are subject to Equity Incentives outstanding under the 2006 Plan which expire or otherwise terminate or are forfeited after the date of the 2013 Annual Meeting.

As of October 15, 2013, the record date for the Annual Meeting: (i) a total of 2,500 shares of common stock remained available for the future grants of Equity Incentives under the 2006 Plan, (ii) options to purchase a total of 7,250 shares of our common stock were outstanding and unexercised under the 2006 Plan, and (iii) a total of 375,624 shares remained subject to unvested restricted stock awards that had been granted under the 2006 Plan.

In administering the 2006 Plan, we believe the Compensation Committee monitored and managed dilution to reasonable levels. Based upon an interpretation of the guidelines of Institutional Shareholder Services Inc. (“ISS”), we have calculated the Company’s three-year average “burn rate” to be 5.00%, which is lower than the suggested maximum burn rate of 7.28% which, under our understanding of ISS’ guidelines, are applicable to the Company’s industry group. “Burn rate” is defined as the number of shares subject to equity incentives granted in each year, net of cancellations, divided by the undiluted weighted average number of shares of our common stock outstanding during the year, and adjusted for the Company’s stock price volatility. For purposes of the burn rate calculation, each share subject to a full value award (such as restricted shares and restricted stock units that do not have an exercise or purchase price per share at least equal to the per share fair market value of the Company’s common stock on their respective grant dates) was counted as 2.0 shares.

Our Board believes the Company’s burn rate reflects a judicious use of equity for compensation purposes. The Compensation Committee intends to manage the 2013 Plan in a manner that keeps the Company’s burn rate in alignment with applicable ISS guidelines and that the 650,000 shares for which stockholder approval is being sought represents an appropriate increase at this time.

Key Terms of 2013 Plan

Key terms and conditions of the 2013 Plan which we believe reflect best practices and are of particular interest to our stockholders, include the following:

•	The 2013 Plan does not include an evergreen provision to automatically increase the number of shares available for grants of Equity Incentives.

•	Stock options and stock appreciation rights may not be repriced without the approval of our stockholders.

•	No discount from fair market value is permitted in setting the exercise price of stock options and the base price of stock appreciation rights.

•	The number of shares remaining for grant under the 2013 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, and shares withheld for taxes in connection with options or stock appreciation rights or tendered in payment of an option’s exercise price are not recycled.

•	The 2013 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

•	The 2013 Plan has a fixed term of ten years.

The Board of Directors believes that the 2013 Plan will serve a critical role in enabling the Company to attract and retain the high caliber officers, employees, directors and consultants who are critical to our success and to motivate these individuals to strive to meet the Company’s financial and strategic goals. Therefore, the Board urges you to vote to approve the 2013 Plan.

Vote Required for Approval of the 2013 Plan

Approval of the 2013 Plan requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voted on approval of the 2013 Plan at the Annual Meeting. Proxies solicited by the Board of Directors for which no specific instruction is given with respect to this Proposal will be voted for approval of the 2013 Plan. Abstentions will have the same effect as a vote against adoption of the 2013 Plan. Broker non-votes will be treated as not represented or voted on this proposal and, therefore, will not be counted, except for quorum purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2013 PLAN

Description of the 2013 Plan

The key features of the 2013 Plan are summarized below. The summary does not purport to be a complete and is qualified in its entirety by the full text of the 2013 Plan, a copy of which is appended as Appendix A to this proxy statement. In addition, copies of the Plan can be obtained, without charge, by writing to the Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, CA 92658.

Eligibility to be Granted Equity Incentives under the 2013 Plan

Incentive Stock Options. The persons eligible to receive incentive stock options (“ISOs”) under the 2013 Plan are the officers and other full time employees of the Company and its subsidiaries. As of October 15, 2013, there were a total of three executive officers and approximately 260 other employees of the Company or its subsidiaries that would have been eligible to receive grants of ISOs under the 2013 Plan. However, we expect that grants of ISOs under the 2013 Plan will be granted primarily to employees who are expected to be able to contribute meaningfully to the achievement by the Company of its financial goals and strategic objectives, rather than to all eligible employees. An employee who is granted an incentive stock option, if otherwise eligible, may be granted additional incentive stock options, or be granted other types of equity incentives under the 2013 Plan, if the Committee so determines. However, if the aggregate fair market value of the shares covered by ISOs held by any officer or other employee that become exercisable for the first time in any fiscal year exceeds $100,000 (determined on the basis of the fair market value of those shares on the respective dates of grant of the ISOs), then, only the ISOs covering shares with an aggregate fair market value of $100,000 would be entitled to incentive stock option treatment under the Internal Revenue Code of 1986, as amended (or the “Code”), and the remainder of the shares would be treated as if they were the subject of grants of nonqualified stock options under the 2013 Plan.

The 2013 Plan also provides that, subject to the foregoing limitation, the Committee has the discretion to grant ISOs for any number of shares under and during the term of the 2013 Plan, subject to the further limitation that the maximum aggregate number of shares that may be the subject of ISOs granted under the Plan may not exceed 650,000 shares, plus such number of shares which may become available in the future for the grant of Equity Incentives under the 2013 Plan as a result of the expiration or earlier termination or forfeiture of any Equity Incentives that were outstanding under the 2006 Plan immediately prior to the approval of the 2013 Plan by the stockholders.

Nonqualified Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. The persons eligible to receive grants of nonqualified stock options, stock appreciation rights (or “SARs”), restricted stock, and restricted stock units (“RSUs”) under the 2013 Plan are the employees and directors of, and any outside consultants that may provide advisory or consulting services to, the Company or any its subsidiaries. Any Participant receiving any such Equity Incentives under the 2013 Plan will be required to enter into an agreement (an “Award Agreement”) with the Company that contains the terms and conditions of the Participant’s Equity Incentives, as established by the Committee.

Administration

The 2013 Plan will be administered by the Board of Directors or a Committee of the Board designated by it. The Board of Directors has designated its Compensation Committee to administer, and to grant Equity Incentives under, the 2013 Plan. It is intended that each member of the Committee will qualify as a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” for purposes of Section 162(m) of the Code, an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, and an “independent director” under the NASDAQ listed company rules. Subject to the terms of the 2013 Plan, the Committee is authorized to select the executive officers, other key management employees, directors and consultants who will be eligible to receive grants of Equity Incentives (collectively “Participants”) and to determine the types, amount, timing and other terms of the Equity Incentives to be granted to them under the 2013 Plan.

The Committee is authorized to interpret and construe the 2013 Plan and the terms and conditions of any Equity Incentives granted under the 2013 Plan, to prescribe such rules and procedures as it may deem necessary or advisable for the administration of the 2013 Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the 2013 Plan or any Award Agreement or as the Committee deems necessary or advisable to administer the 2013 Plan. The Committee’s determinations under the 2013 Plan need not be uniform and may be made selectively among Participants to whom Equity Incentives are granted under the 2013 Plan, whether or not such Participants are similarly situated. No member of the Committee or any subcommittee thereof shall be liable for any action or determination made by the Committee or such subcommittee in good faith with respect to the 2013 Plan or any Award granted under the 2013 Plan.

The Committee may delegate to one or more separate subcommittees, composed of one or more members of the Board or one or more officers of the Company, the Committee’s authority with respect to the awarding of Equity Incentives under the 2013 Plan to individuals not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code. However, if the Committee delegates its authority under the 2013 Plan to such a subcommittee, the Committee is required to specify a maximum number of shares for which Equity Incentives may be granted, and may establish other restrictions on the exercise of that authority, by such subcommittee.

Shares Available under the 2013 Stock Plan

Subject to any adjustments as discussed under the heading “Changes in Capital Structure” below, the maximum aggregate number of shares that will be available for the grant of Equity Incentives under the 2013 Plan is the sum of 650,000 shares of common stock, plus up to an additional 385,374 shares of common stock, comprised of (i) the number of shares that are still available for the grant of Equity Incentives under the 2006 Plan as of the date of the Annual Meeting, and (ii) the number of the shares of common stock then subject to outstanding Equity Incentives under the 2006 Plan which expire or terminate or are forfeited after the date of the Annual Meeting. As of October 15, 2013, there were 2,500 shares still available for grants of Equity Incentives under the 2006 Plan and 382,874 shares underlying outstanding Equity Incentives under the 2006 Plan that were subject to potential expiration, termination or forfeiture.

When determining the reasonableness of a proposed increase in the number of shares that could be issued upon the vesting or exercise of equity incentives as a result of the adoption of a new equity incentive plan or an amendment increasing the number of available shares under an existing equity incentive plan, the Compensation Committee considers “overhang” as well as burn rate. Overhang is a measure of the potential dilutive effect that the assumed issuance of all of the shares of common stock under existing equity incentive plans could be expected to have on the Company’s existing stockholders. For this purpose, we define overhang as the ratio of the total number of shares that could potentially be issued under the Company’s existing equity incentive plans to the total number of the Company’s outstanding shares of common stock.

The following table shows the calculation of overhang as of October 15, 2013 and June 30, 2013, respectively:

	October 15, 2013	June 30, 2013
Shares underlying outstanding equity incentives(1)	553,989	565,427
Available equity incentive shares	2,500	2,500

Total overhang	556,489	567,927

Total shares outstanding(2)	8,124,520	8,124,520
Overhang ratio	6.8%	7.0%

(1)	Comprised of (i) a total of 382,874 and 394,312 shares which were subject to unvested Equity Incentives outstanding under the 2006 Plan at October 15, 2013 and June 30, 2013, respectively, and (ii) a total of 171,115 shares underlying unexercised Equity Incentives still outstanding under the Company’s 2003 Stock Incentive Plan or 1999 Stock Incentive Plan at both October 15, 2013 and June 30, 2013. The 2003 Plan expired in September 2013 and the 1999 Plan expired in February 2009 and, as a result, no new Equity Incentives may be granted under those Plans.
(2)	Does not include as outstanding any of the unvested restricted shares granted and under the 2006 Plan.

Share Recycling Limitations

The 2013 Plan provides that in determining the number of shares of our common stock that may become available for the grant of new Equity Incentives under the 2013 Plan as a result of the termination or forfeiture of any Existing Incentives that are outstanding under, or the Company’s reacquisition of shares issued pursuant to, the 2006 Plan or of any Equity Incentives that may in the future be granted under the 2013 Plan, the following shares will not become available for future grants of Equity Incentives under the 2013 Plan: (i) shares tendered to pay the exercise price of options or SARs, (ii) shares not issued or delivered as a result of the net settlement of options or SARs or in order to satisfy tax withholding obligations, and (iii) shares repurchased in the open market with the proceeds from the exercise of options or SARs.

Limitation on Grants of Equity Incentives to any Plan Participant in any Calendar Year.

Subject to adjustment as described below under the heading “Changes in Capital Structure”, the number of shares with respect to which Equity Incentives may be granted under the 2013 Plan in any fiscal year to any Participant may not exceed a total of 400,000 shares.

Term of the 2013 Plan

Unless earlier terminated by the Board, as described below under the heading “Amendment and Termination”, the 2013 Plan will terminate on September 25, 2023, which is 10 years after the Plan was adopted by the Board, and no further Equity Incentives may be granted under the 2013 Plan after that date. However, the termination (or any early termination) of the 2013 Plan will not affect any Equity Incentives that had been granted and were outstanding immediately prior to any such termination of the 2013 Plan.

Repricing Prohibition

The 2013 Plan provides that, without the prior approval of the Company’s stockholders, neither the Compensation Committee nor the Board may take or permit to be taken any action that would (i) have the effect of reducing the exercise price of any options or the base price of any SARs granted under the 2013 Plan, or (ii) approve any other modification to any option or SAR that would be treated as “repricing” under the then applicable rules or listing requirements of the principal exchange on which the Company’s shares are listed for trading, other than an adjustment for changes in the capital structure of the Company, as described below under the caption “Changes in Capital Structure”.

Stock Options

The Committee is authorized to grant stock options, including both ISOs under Section 422 of the Code, which can result in potentially favorable tax treatment to the Participant, and nonqualified stock options. The exercise price per share subject to an option will be determined by the Committee, but may not be less than 100% of the Fair Market Value of a share of our common stock on the date of grant, except in the case of a Participant who owns shares representing more than 10% of the voting power of all classes of stock of the Company, as to whom the exercise price per share subject to an ISO may not be less than 110% of the Fair Market Value of a share of common stock on the date of grant. For purposes of the 2013 Plan, the term “Fair Market Value” generally means, if the Company’s shares trade on a national securities exchange or market, the closing sale price (for the primary trading session) on the date of grant; (ii) if the Company’s shares do not trade on any such exchange or market, the closing sale price as reported on the over-the-counter market at PinkSheets.com (the “OTC”) for the date of grant or; if no such closing sale price information is available, the average of bids and asked prices that OTC reports for the date of grant; (iii) if the OTC does not report such bid and asked prices for the date of grant, the average of the bid and asked prices as reported by any other commercial service for the date of grant; (iv) if the Company ceases to have publicly-traded stock, the Committee will determine the Fair Market Value for purposes of the 2013 Plan using any measure of value it considers appropriate in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board or Committee may expressly determine otherwise. The closing price of the Company’s common stock on October 15, 2013, as reported by NASDAQ, was $14.37 per share.

The maximum term of each stock option, the times at which each stock option will be exercisable, and the provisions requiring termination of unexercised stock options at or following termination of employment or service with the Company or any subsidiary generally will be established by the Committee in the individual Award Agreements, except that no stock option may have a term exceeding 10 years and no ISO granted to a Participant who owns shares representing more than 10% of the voting power of all classes of stock of the Company may have a term exceeding 5 years. Options may be exercised by payment of the exercise price in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the individual Award Agreement, which may include: (i) the tender of previously acquired shares which have been held by the Participant for at least six months and have an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the shares with respect to which the stock option is to be exercised, (ii) the withholding and cancellation of shares otherwise issuable under such stock option having a fair market value, as of the date of exercise, equal to the aggregate exercise price payable by the Participant, (iii) payment under a broker-assisted sale and remittance program acceptable to the Committee, (iv) in the case of options exercised by any Participant other than an executive officer of director of the Company, if permitted by applicable law, payment by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid for the shares and containing such terms and conditions as shall be approved by the Committee, (v) a combination of any of the methods set forth in clauses (i) through (iv) above, or (vi) any other lawful means that the Committee may approve.

Stock options are nontransferable, other than upon death, in which case they may be transferred by will or the laws of descent and distribution, or pursuant to a domestic relations order in settlement of marital property rights, and generally may be exercised only by a Participant while employed by or in the service of the Company or a subsidiary. If an optionee’s employment or service with the Company or any subsidiary is terminated for any reason, those of his or her options that have not yet become exercisable will terminate automatically. Any then outstanding options that had previously become exercisable will remain exercisable for such period of time, not exceeding three months, after termination of employment or service, as shall be determined by the Committee at the time the options are granted. However, if the termination of employment or service is due to the optionee’s permanent disability or death, the options that had become exercisable prior to such termination of employment or service may, if so provided in the Award Agreement, remain exercisable for up to 12 months thereafter. Upon termination of any unexercised stock option, subject to the recycling limitations described above, the unexercised shares subject to that option will again be available for the grant of equity incentives under the 2013 Plan.

Stock Appreciation Rights (SARs)

The 2013 Plan authorizes the Committee to grant stock appreciation rights (or “SARs”), which would entitle the Participant to receive the amount by which the fair market value of the shares of the Company’s common stock subject to the SAR on the date of exercise exceeds the grant or “base” price of the SAR. The grant or “base” price per share of an SAR will be determined by the Committee, but may not be less than 100% of the Fair Market Value of a share of Company common stock on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and the provisions requiring forfeiture of unexercised SARs at or following termination of employment or service with the Company or its subsidiaries, will be established by the Committee in the individual Award Agreements, except that each SAR will terminate no later than the tenth (10th) anniversary of the date of grant and no SAR granted in tandem with a stock option may have a term exceeding the term of the related option. SARs may be exercised at such times and upon conditions, as determined by the Committee. Upon exercise of an SAR, payment of the amount by which the Fair Market Value of the shares subject to the SAR exceeds the grant or “base” price will be made to the Participant, as determined by the Committee in its discretion, in cash or in Company shares, or a combination thereof, as set forth in the individual Award Agreement.

Restricted Stock and Restricted Stock Units

Restricted Stock. The Committee is authorized to grant awards of restricted stock under the 2013 Plan. A grant of restricted stock entitles the Participant to acquire Company shares, the issuance, retention and/or vesting of which is subject to one or more restrictions or conditions or is subject to the risk of forfeiture, as specified by the Committee in the individual Award Agreement. A Participant who is granted shares of restricted stock will have the rights of a stockholder with respect to those shares only to the extent provided in the Award Agreement. Unless otherwise provided in an Award Agreement, a Participant will not be entitled to vote, or to receive any dividends on or in respect of, any of the restricted stock awarded to him or her prior to the time the shares have become vested. A restricted stock Award Agreement may, if the Compensation Committee so determines, provide that if the Company declares or pays any dividends on its outstanding shares at any time when any restricted shares are unvested, the dividends allocable to shares of the Participant’s restricted stock will be withheld and paid to the Participant if, when and only to the extent such shares become vested (that is, cease to be subject to the risk of forfeiture). Therefore, if any of the restricted shares fail to vest and, as a result, are forfeited to the Company or are cancelled, then, no dividends will be paid in respect of those restricted shares to the Participant and any dividends that may have accrued on such restricted shares will be forfeited as well.

Restricted Stock Units. The Committee is authorized to grant awards of restricted stock units (“RSUs”) under the 2013 Plan. An RSU is an Equity Incentive which represents a right to receive, in cash or shares, as determined by the Committee, the Fair Market Value of the shares that are covered by RSU, subject to one or more restrictions, the satisfaction of conditions or the risk of forfeiture as specified by the Committee in the individual RSU Award Agreement. A Participant who has been granted RSUs will not have any rights of a stockholder in respect of such RSUs, unless and only after they cease to be subject to the risk of forfeiture (that is, become vested) and shares of common stock are issued in settlement of those RSUs.

Qualified Performance-Based Equity Incentives

The Committee may grant Equity Incentives under the 2013 Plan the exercise or vesting of which is subject to the achievement of one or more performance goals, as may be determined by the Committee and specified in the relevant Award Agreement (“Qualified Performance-Based Incentives”). As a general rule, Qualified Performance-Based Incentives will not be subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. However, to qualify as a Qualified Performance-Based Incentive, the Award Agreement for such Incentive must contain certain required terms and conditions.

In general, options and SARs granted under the 2013 Plan, whether or not subject to the achievement of performance goals, automatically qualify as Qualified Performance-Based Incentives. In addition, the Committee may designate other kinds of Equity Incentives that are granted under the 2013 Plan as Qualified Performance-Based Incentives if the exercise or vesting of such Incentives is made subject to the achievement of one or more predetermined performance goals set forth in the Award Agreement.

The performance measures or criteria upon which such a Qualified Performance-Based Award may be based may include any of the following Company metrics, as determined by the Committee in its discretion: (i) gross or net revenue or gross or net revenue growth; (ii) the numbers or dollar value of collectibles or high value assets authenticated or graded; (iii) gross margin, operating margin or profit margin; (iv) costs of revenue, (v) actual or adjusted operating income or net operating income, (vi) earnings before interest, taxes and depreciation and amortization, (vii) pre-tax earnings or pre-tax earnings from continuing operations, either actual or as adjusted, (viii) income or net income, or income or net income from continuing operations; (ix) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (x) diluted or basic earnings per share or diluted or basic earnings per share from continuing operations, (xi) return on actual or average equity, (xii) total stockholder return, (xiii) share price performance, (xiv) return on capital, (xv) return on assets or net assets, (xvi) return on operating revenue, (xvii) market segment share, (xviii) budget and expense management or cost containment or reductions, (xix) enterprise value; (xx) completion of acquisitions or achievement of business expansion goals; (xxi) comparisons of selected Company performance metrics, such as, but not limited to, total stockholder returns, to the comparable metrics of a selected peer group of companies or to any stock index, (xxii) customer satisfaction; or (xxiii) a Participant’s individual business objectives as established by the Committee. The Committee may determine performance goals in respect of the performance of the Company, any of its subsidiaries, affiliates, or business units, either individually, alternatively or in any combination. Performance goals may be measured annually or cumulatively over a period of years, and may be absolute or relative.

Other Terms Applicable to Equity Incentives

Tax Withholding. The Committee or the Board may condition any share issuance or payment upon exercise of or the vesting of an Equity Incentive granted to an officer or other employee under the 2013 Plan on the withholding of applicable taxes. The Committee may provide that a portion of any shares to be distributed, or a portion of a Participant’s cash compensation from the Company may be withheld (or previously acquired shares or other property may be surrendered by the Participant) to satisfy any withholding and other tax obligations. However, if such obligations are satisfied by the withholding or cancellation of any shares that would otherwise be issued on exercise or vesting of any Equity Incentives, the shares so withheld will not become available for future grants of Equity Incentives under the 2013 Plan. See “Share Recycling Limitations” above.

Limitations on Transferability of Equity Incentives. Equity Incentives granted under the 2013 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. However, with the approval of the Committee, Equity Incentives granted under the 2013 Plan may be transferred, without consideration, by a Participant to a “family member” (as that term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), and in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act. At the Committee’s discretion, a Participant may have the right to designate a beneficiary who would be entitled, following the Participant’s death, to any rights, payments or other benefits specified in an Award Agreement. However, ISOs may be transferred or assigned only to the extent consistent with Section 422 of the Code.

Changes in Capital Structure

In order to preserve, but not increase, the benefits to Participants under the 2013 Plan, in the event of any change with respect to the outstanding shares by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a “Change of Control” (as defined in the 2013 Plan), the Committee will adjust any or all of the following, as it deems appropriate: (i) the maximum number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Equity Incentives may be granted, (ii) the number and kind of shares, units, other rights or other securities of the Company (or number and kind of other securities or property) subject to outstanding Equity Incentives, (iii) the exercise or base price with respect to any Equity Incentive, and (iv) any other terms of an Equity Incentive that, in the judgment of the Committee, are affected by the event. Adjustments to ISOs, to the extent practicable, are to be made in a manner consistent with the requirements of Section 424(a) of the Code and any adjustment affecting an Equity Incentive intended as a Qualified Performance-Based Incentive must meet the requirements of Section 162(m) of the Code.

Change of Control of the Company

In order to preserve, but not increase, the benefits to Participants under the 2013 Plan, the vesting of all options, SARs, restricted shares and RSUs outstanding under the Plan will accelerate automatically upon consummation of a change of control of the Company (as defined in the 2013 Plan), effective immediately prior to the consummation of the change in control, unless such Equity Incentives are to be assumed by the acquiring or successor entity (or parent thereof) or equity incentives of comparable value are to be issued in exchange therefor or the Equity Incentives outstanding under the 2013 Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive plan containing such terms and provisions as the Board (or the Committee) in its discretion considers to be equitable.

The 2013 Plan further provides that, in the event of a Change of Control, and whether or not the terms of an outstanding Equity Incentive provides for the acceleration of vesting as a result of a Change of Control, or to the extent an Equity Incentive outstanding under the 2013 Plan is vested and not yet exercised, the Committee may, in the alternative, provide for the purchase or exchange of (a) each share of common stock subject to an outstanding option or SAR for an amount of cash equal to the difference or “spread” between the cash the Participant would have received in the change of control transaction for the shares underlying the Equity Incentive assuming that the option or SAR had been exercised immediately prior to the consummation of the change of control transaction, and the exercise price or base price of the option or SAR (as the case may be); and (b) each outstanding restricted share or RSU for an amount of cash which the holder of such restricted share or RSU would have received in the change of control transaction if such restricted share or RSU had vested in full immediately prior to the consummation of the change of control transaction.

Clawback Provisions

The 2013 Plan provides that shares acquired on exercise or vesting of Equity Incentives will be subject to the Company’s clawback policy. Pursuant to that policy, if any of our NEOs are determined to have earned any shares subject to performance based Equity Incentives granted under the 2013 Plan as a result of the achievement of any financial goals that were measured on the basis of Company financial statements which are later the subject of an accounting restatement, the Company will become entitled to recoup from those NEOs the number or dollar value of the shares that they had received upon exercise or vesting of those Equity Incentives which exceeds the number or dollar value of the shares which the NEOs would have received on the basis of the restated financial statements.

Amendment and Termination of the 2013 Plan and Amendments to Award Agreements

The Board, in its discretion, may amend, alter, suspend or terminate the 2013 Plan, except that the Company will be required to obtain the approval of the stockholders for any amendment which would: (i) increase the maximum aggregate number of shares of common stock that may be issued under the 2013 Plan (except pursuant to the share adjustment provisions in the Plan); (ii) change the class of persons eligible to receive Incentive Stock Options under the Plan, (iii) extend the term of the 2013 Plan, and (iv) any require the approval of the stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Company’s common stock may then be listed or quoted.

Without the consent of a Participant, no amendment or other modification may be made to any outstanding Award Agreement of the Participant, and no amendment or other modification, suspension or termination of the Plan will be permitted to apply to the Participant’s Award Agreement, if the amendment, modification, suspension or termination would materially and adversely affect the Participant’s rights under that Agreement, except that the Board or the Committee may, without the consent of the Participant, amend the Award Agreement or the 2013 Plan, including retroactively, as the Board or Committee, as the case may be, in its sole discretion deems to be necessary or advisable for the purpose of conforming the Plan or any Award Agreement to any present or future law, regulation or rule applicable to the Plan or to Equity Incentive Awards, including, but not limited to, Section 409A of the Code.

Summary of Federal Income Tax Consequences of the 2013 Plan

The following is a general summary under current U.S. law of the material federal income tax consequences with respect to the 2013 Plan and is not intended to be a complete description of the federal income tax consequences of the 2013 Plan. Moreover, the following summary is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2013 Plan. Moreover, some kinds of taxes, such as foreign, state and local income taxes, as well as gift and estate tax considerations, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality, and the summary does not discuss all aspects of income taxation that may be relevant in light of the personal circumstances of a Participant under the 2013 Plan. Therefore, Participants in the 2013 Plan should consult a tax adviser as to the tax consequences to them of participation in the 2013 Plan.

A Participant receiving stock options will not recognize taxable income upon grant. With respect to nonqualified stock options, the Company is generally entitled to deduct, subject to Section 162(m) of the Code, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise.

With respect to incentive stock options, if applicable holding period requirements are met, the optionee will not recognize taxable income at the time he or she exercises the option. However, the excess of the fair market value of the common stock received over the option exercise price of an incentive stock option is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the option exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as if it does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options and restricted shares and RSUs will result in income recognition equal to the fair market at the time of vesting and settlement. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Tax Withholding. For any Participant who is an employee of the Company or any of its subsidiaries, any income recognized by the Participant in connection with the exercise of stock options or the exercise and settlement of SARs or the vesting of (or a valid Section 83(b) election with respect to) restricted stock or RSUs awarded under the 2013 Plan will be subject to income tax withholding by the Company. Under the 2013 Plan, the Company has the right and authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Federal, state and local withholding tax requirements, and the Company may withhold such amounts from the Participant’s compensation. To the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion, permit a Participant to satisfy an obligation to pay any tax to any governmental entity in respect of any Award, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, in whole or in part, by (i) directing the Company to apply shares to which the Participant is entitled as a result of the exercise of a stock option or exercise and settlement of an SAR or as a result of the vesting of or lapse of the risk of forfeiture with respect to restricted shares or RSUs, or (ii) delivering already-owned shares to the Company.

Tax Deduction Limitations.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s CEO and each of its four other most highly compensated executive officers. However, Equity Incentives which qualify as “performance-based” compensation under Section 162(m) are not subject to the $1 million deduction limit.

The 2013 Plan is designed to preserve the Company’s ability to deduct in full, for federal income tax purposes, the compensation recognized by its executive officers in connection with performance-based Equity Incentive awards. For this purpose, the Committee consists solely of “outside directors” as defined for purposes of Section 162(m) of the Code, and it is the intent of the Board that all future Committee members will satisfy that definition. In addition, the compensation that is recognized for income tax purposes on exercise of stock options or SARs automatically qualify as deductible performance-based compensation for purposes of Section 162(m), because that compensation is limited to the appreciation in the value of the shares underlying the stock options or SARs which takes place after the respective dates of their grant. Also, in order to meet the requirements of Section 162(m) of the Code, by approving the 2013 Plan, stockholders will be approving certain material terms of the 2013 Plan, including:

•	the eligibility requirements for participation in the 2013 Plan;

•	the maximum number of shares for which equity-based incentive awards may be granted to any officer or other employee in any fiscal year; and

•	the performance measures which the Compensation Committee may use to establish the performance goals that will be applicable to Equity Incentives that are intended to result in qualified performance-based compensation.

However, there can be no assurance that compensation attributable to Equity Incentives granted to the Company’s executive officers under the 2013 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be fully deductible by the Company for income tax purposes. Additionally, the Compensation Committee retains the discretion to grant Equity Incentives under the 2013 Plan to accomplish varying corporate goals or objectives, even though in some instances the compensation resulting from the exercise or vesting of such Equity Incentives may not qualify as performance based compensation for purposes of Section 162(m) of the Code.

Section 280G of the Code. Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a change in control of the Company, the acceleration of options or other Equity Incentives held by a Participant who is an officer, director or highly-compensated individual with respect to the Company, together with any other compensation paid to the Participant that is contingent on the change in control of the Company, have a present value of at least three times the Participant’s average annual compensation from the Company over the prior five years (the “average compensation”). In that event, the contingent compensation that exceeds the Participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, would not be deductible by the Company and would be subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

Section 409A of the Code. Any deferrals made under the 2013 Plan, including Equity Incentives granted under the 2013 Plan, which are considered to be deferred compensation must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to the Participants, which generally include the current inclusion of deferred amounts in the Participant’s income for income tax purposes and a surtax on any such amount. The Section 409A requirements include limitations on election timing, acceleration of payments and distributions. Section 409A applies to certain SARs, RSUs, and other Equity Incentives that provide the Participant with an opportunity to defer the recognition of income. The Company intends to structure any Equity Incentives under the 2013 Plan to meet the applicable tax law requirements under Code Section 409A in order to avoid the imposition of such adverse tax consequences on Participants. However, there can be no assurance that Equity Incentives granted under the 2013 Plan will meet the applicable tax law requirements of Code Section 409A

New Plan Benefits

The Compensation Committee intends to grant up to 227,792 restricted shares, of the shares that will become available for the grant of Equity Incentives under the Plan if it is approved by our stockholders, to those of our named executive officers and other key management employees who are participants in the Long-Term Performance-Based Incentive Program adopted by the Committee in December 2012. A description of that Program is contained above in the section of this proxy statement entitled “Compensation Discussion and Analysis - Equity Incentive Grants in 2013 - Long-Term Performance-Based Equity Incentive Program. In addition, in accordance with its historical practice, the Compensation Committee will be granting, annually, a number of restricted shares with an aggregate Fair Market Value as of the dates of grant of $40,000 to each of the non-management directors as part of their compensation for service on the Board and its committees. See” Executive Compensation – Director Compensation” above.

The following table sets forth information with respect to the number of restricted shares which the Compensation Committee intends to grant from the shares of common stock that will become available for Equity Incentive grants assuming that the 2013 Equity Incentive Plan is approved by our stockholders at the Annual Meeting. Any other grants of Equity Incentives under the 2013 Plan will be made on a discretionary basis by the Compensation Committee and, therefore, are not presently determinable. For this same reason, it is not possible to determine the number of shares that would have been the subject of Equity Incentive grants in fiscal 2013, if the 2013 Plan had been in effect for the entirety of that year.

	2013 Plan
	Number of Shares		Dollar Value
Named Executive Officers:
Robert G. Deuster, Chief Executive Officer	91,117		N/A	(1)
David G. Hall, President and Chief Operating Officer	—		—
Joseph Wallace, Chief Financial Officer	34,169		N/A	(1)

All current executive officers as a group (3 persons)	125,286		N/A	(1)

Other participants in the LTIP
Donald Willis	45,558		N/A	(1)
Joe Orlando	34,169		N/A	(1)
Cassie East	22,779		N/A	(1)
All LTIP participants (other than executive officers) as a group	102,506		N/A	(1)

Non-Management Directors and Director Nominees:
A. Clinton Allen	N/A	(2)	$40,000	(2)(3)
Deborah Farrington	N/A	(2)	$40,000	(2)(3)
Joseph Martin	N/A	(2)	$40,000	(2)(3)
A. J. Bert Moyer	N/A	(2)	$40,000	(2)(3)
Van D. Simmons	N/A	(2)	$40,000	(2)(3)
Bruce A. Stevens	N/A	(2)	$40,000	(2)(3)
All non-management directors and director nominees as a group (6 persons)	N/A	(2)	$240,000	(2)(3)

(1)	Since the dollar values of the shares underlying these awards is calculated based on the fair market value of the underlying shares on their grant dates, their dollar values are not presently determinable.
(2)	The number of shares that will be the subject of each of these restricted share awards will be determined on their date of grant, which will be the date of the Annual Meeting, by dividing $40,000 by the closing per share price of the Company’s common stock on that date as reported by NASDAQ. Therefore, that number of shares is not presently determinable.
(3)	Directors are elected annually for a one year term. Accordingly, the restricted shares to be granted to each of these director-nominees on their election to the Board will vest over that year, in four approximately equal quarterly installments subject to their continued service with the Company during that year.

The number of shares, in addition to those set forth in the above table, that may be the subject of equity grants under the 2013 Plan is not determinable at this time, because such grants are discretionary. For the same reason, the number of shares that would have been the subject of equity grants under the 2013 Plan if that Plan had been in effect during the entirety of fiscal 2013 is not determinable.

Equity Compensation Plan Information

The following table provides information relating to our equity compensation plans as of June 30, 2013.

	Column A	Column B	Column C
	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Restricted Shares	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by security holders	565,000	$13.81	2,500

Recent Stock Price

The last reported sale price of the Company’s common stock on the NASDAQ Global Market on October 25, 2013 was $16.08 per share.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013 (the “2013 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s financial reporting, internal financial and accounting systems and accounting practices and policies. The Board of Directors has adopted an Audit Committee charter that sets forth the authority and responsibilities of the Audit Committee. You can view a copy of the charter at the Investor Relations section of our website at www.collectors.com.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee members have necessarily relied, without independent verification, on management’s representation that the 2013 Financial Statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s registered independent public accounting firm included in their report on the 2013 Financial Statements.

In discharging its responsibilities, the Audit Committee met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2013 (“Grant Thornton”). Management represented to the Audit Committee that the 2013 Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the 2013 Financial Statements with management and Grant Thornton. The Audit Committee also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton their independence.

Based on the discussions and reviews referenced in the two preceding paragraphs, the Audit Committee recommended that the Board of Directors approve the inclusion of the 2013 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the SEC.

Respectfully Submitted,

A. J. Bert Moyer (Chairperson)
Deborah A. Farrington
Bruce A. Stevens

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee charter provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, by specific approval of the Audit Committee, or its Chairman pursuant to authority specifically delegated to him or her by the Committee. Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting. Since the adoption of the charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved by the Audit Committee.

Audit and Other Fees Paid in Fiscal 2013 and 2012

Audit Fees. With respect to fiscal 2013 and 2012, Grant Thornton rendered audit services to us that consisted of the audit of our consolidated financial statements for the fiscal year ended June 30, 2013 and 2012 and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years. For fiscal 2013 and 2012, audit services performed by Grant Thornton included an audit of the effectiveness of our internal control over financial reporting at June 30, 2013. Audit fees paid to Grant Thornton for audit services in fiscal 2013 and 2012 totaled $278,000 and $266,000, respectively.

Audit-Related Fees. Grant Thornton did not render any audit-related services with respect to fiscal 2013 or 2012.

Tax Advisory Fees. Grant Thornton rendered tax planning and advisory services to us in fiscal 2013 and 2012, consisting primarily of (i) ongoing federal and state income tax compliance services, and (ii) research assistance with respect to certain tax issues and positions. Grant Thornton received fees totaling $50,000 and $51,000 for those services in fiscal 2013 and 2012, respectively.

All Other Fees. Grant Thornton did not provide any consulting or other services to us with respect to fiscal 2013 or fiscal 2012.

The Audit Committee determined that the provision by Grant Thornton of tax-related services in each of 2013 and 2012, and the fees paid by the Company for those services, were compatible with maintaining Grant Thornton’s independence.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 4)

The Audit Committee of our Board of Directors has selected Grant Thornton as our independent registered public accounting firm for our fiscal year ending June 30, 2014. Grant Thornton audited our consolidated financial statements for the fiscal year ended June 30, 2013 and the effectiveness of our internal control over financial reporting at June 30, 2013. A representative of Grant Thornton is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions from stockholders in attendance at the Annual Meeting.

Proposal to Ratify Appointment of Independent Registered Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. Although ratification by stockholders is not a prerequisite to the power and authority of the Audit Committee to appoint Grant Thornton as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee deems such a change to be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2014 Annual Meeting of Stockholders must provide us with a written copy of that proposal by no later than 120 days before the first anniversary of the release of our proxy materials for this year’s Annual Meeting, or July 2, 2014. However, if the date of our 2014 Annual Meeting of Stockholders changes by more than 30 days from the date on which the Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2014 Annual Meeting of Stockholders. Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder, and other laws and regulations to which interested stockholders should refer.

A stockholder seeking to submit a proposal that is not to be included in our proxy materials for our 2014 annual meeting of stockholders or nominate a director pursuant to our Bylaws must provide specified information in writing to our Corporate Secretary at Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658 by July 2, 2014, except that if the date of our 2014 annual meeting of stockholders changes by more than 30 days from the date on which the Annual Meeting is held, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of such meeting was made, whichever comes first. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal which the stockholder plans to present for a vote at the next annual meeting of stockholders at least 45 days before the first anniversary of the mailing date of the prior year’s proxy statement, then the Company will be permitted to exercise its discretionary voting authority with respect to that proposal at that meeting. In the case of the Company’s 2014 Annual Meeting of Stockholders, the deadline for submitting stockholder proposals will be September 20, 2014 and the Company will be entitled to exercise discretionary authority when voting on any stockholder proposal received after that date.

AVAILABILITY OF ANNUAL REPORT AND HOUSEHOLDING

A copy of our 2013 Annual Report to Stockholders accompanies this Proxy Statement. If you and others who share your mailing address are “beneficial owners” of our common stock that hold shares through a broker or other nominee, you may have received a notice that your household will receive only one Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicative information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of the Availability Notice (and/or a single copy of this Proxy Statement and the 2013 Annual Report) has been sent to your address. Each stockholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

If you are a beneficial owner of our common stock who holds shares through a broker or other nominee and would like to revoke your consent to householding and in the future receive your own Availability Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact our transfer agent, Broadridge, by calling toll-free at 1-800-542-1061 and, when prompted, please indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. You also may contact Broadridge by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. The revocation of consent to householding will be effective approximately 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of this Proxy Statement or the 2013 Annual Report, those documents are available in electronic form for download or review by visiting the Investor Relations Section of our website at www.collectors.com. We will promptly send you a copy of the 2013 Annual Report upon your request sent to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxy holders named in the enclosed proxies will have discretionary authority to vote all proxies they have received with respect to such matter in accordance with their judgment.

ANNUAL REPORT

The 2013 Annual Report to Stockholders of the Company is being made available or is being mailed with this Proxy Statement to each stockholder of record as of October 15, 2013. The Annual Report is not to be regarded as proxy solicitation material.

By Order of the Board of Directors

A. Clinton Allen
Chairman of the Board

Santa Ana, California

October 28, 2013

APPENDIX A

COLLECTORS UNIVERSE, INC.

2013 EQUITY INCENTIVE PLAN

1.	PURPOSES OF THE PLAN

The purposes of the Collectors Universe, Inc. 2013 Equity Incentive Plan (the “Plan”) are:

(a) to further align the interests of the Company’s officers and other key employees, and directors and service providers, with those of the Company’s stockholders by providing incentive compensation opportunities to them tied to the performance of the Company’s common stock;

(b) To promote increased ownership of the Company’s common stock by such individuals; and

(c) to enhance the Company’s ability to motivate, attract, and retain the services of officers and other key employees, and directors and consultants, upon whose judgment, interest, and special effort the successful conduct of the Company’s business is largely dependent, by enabling the Company to grant to such individuals Awards consisting of stock options, restricted stock, stock appreciation rights and restricted stock units.

2.	DEFINITIONS

2.1 When used with reference to the Company, the term “Affiliate” shall mean:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Awards other than Incentive Options, in addition to any entity described in paragraph (a) of this Section 2.1, any other corporation, limited liability company partnership, joint venture or other entity, whether now existing or hereafter created or acquired, in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate Voting Power of the equity interests of such entity or one-third (1/3) of the aggregate Market Value of the equity interests of such entity, as determined by the Committee.

2.2 “Award” means a Stock Option, Stock Appreciation Right or SAR, Restricted Stock or Restricted Stock Unit (as such terms are defined in Section 5 hereof) granted pursuant to this Plan.

2.3 “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan. Award Agreements need not be identical and the terms and conditions of Award Agreements may vary as determined by the Committee.

2.4 “Base Price” means the price per share of Common Stock for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon the exercise thereof.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change of Control” shall mean and shall be deemed to have occurred on the happening of any of the following:

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of the Voting Securities of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) an acquisition of Voting Securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.

(b) at any time during a period of twelve (12) months or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof; or

(c) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority of the combined voting power of the Company’s Voting Securities (or the Voting Securities of the surviving entity in such transaction) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction; or

(d) the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, however, any of the above-described transactions or events that do not qualify as a change in control event within the meaning of Section 409A of the Code shall not constitute a Change of Control for purposes of this Plan.

2.7 “Code” shall mean the Internal Revenue Code of 1986, as in effect on the date hereof and as may be amended from time to time hereafter, and any reference to a section of the Code shall include any successor provision of the Code.

2.8 “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.

2.9 “Common Stock” means the Company’s common stock, par value $.001 per share.

2.10 “Company” means Collectors Universe, Inc.

2.11 “Consultant” means any natural person who, in a capacity other than as an employee or Outside Director, renders bona fide advisory or consulting services to the Company or any Affiliate, pursuant to a contract entered into directly with the Company or any such Affiliate, provided, however, that the services so rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12 “Disability” and “Disabled” mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.7 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be conclusively determined under procedures established by the Committee. Except in instances where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.13 “Effective Date” means September 25, 2013, which is the date on which the Board approved and adopted this Plan.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of that Act.

2.15 “Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.16 “Incentive Stock Option” means an Option designated as and intended to qualify as, and qualifying as, an incentive stock option within the meaning of Section 422 of the Code.

2.17 “Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Market Value shall be the closing sale price per share of Common Stock on the date of valuation on the Nasdaq Stock Market or the principal stock exchange (as the case may be) on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Market Value shall be the closing sale price per share of the Common Stock on the Nasdaq Stock Market or such principal stock exchange (as the case may be) on the next succeeding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Market Value shall be the average of the closing bid and asked prices per share of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither paragraph (a) nor (b) is applicable as of the date of valuation, then the Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested and affected parties.

2.18 “Nonqualified Stock Option” means an Option that by its terms or under the circumstances of its grant does not qualify or is not intended to qualify as an Incentive Stock Option. Without limitation, to the extent that any Option designated as an Incentive Stock Option fails at any time, in whole or in part, to qualify as an Incentive Stock Option, it shall to that extent constitute a Nonqualified Stock Option.

2.19 “Outside Director” shall mean a member of the Board of Directors who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor statute or regulation.

2.20 “Parent” means any corporation or other entity that, directly or indirectly, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Voting Securities of (i) the Company or (ii) the surviving entity (if other than the Company) in any merger, consolidation or reorganization of, or other similar corporate transaction involving the Company, whether or not such merger, consolidation or reorganization or other similar corporate transaction constitutes a Change of Control of the Company.

2.21 “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

2.22 “Permitted Transferee” means and includes any of the persons or entities identified in General Instruction A(5) of Securities and Exchange Commission Form S-8, as the same may be amended from time to time, provided that the transfer or assignment to any such person or entity is made without value (as defined in such General Instruction).

2.23 “Plan” means this Collectors Universe, Inc. 2013 Equity Incentive Plan, as may be amended or restated from time to time.

2.24 “Qualified Performance-Based Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more performance goals that are based on or determined with reference to the Performance Criteria specified in Section 9.2 hereof.

2.25 “Section 409A” means Section 409A of the Code, as in effect from time to time.

2.26 “Securities Act” means the Securities Act of 1933, as amended from time to time, and any reference to a provision of the Securities Act shall include any successor provision thereto.

2.27 “Shares” shall mean shares of Common Stock of the Company, or the number and kind of shares of stock or other securities which are substituted or adjusted for such Shares pursuant to Section 11.1 below.

2.28 “Stockholder Approval of the Plan” means the approval of this Plan, within 12 months immediately following the Effective Date, by the holders of a majority of the number of Shares and any other Voting Securities of the Company that are entitled to be voted and are voted on approval of this Plan.

2.29 “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.30 “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

2.31 “2006 Plan” means the Collectors Universe, Inc. 2006 Equity Incentive Plan approved by the Company’s stockholders on December 5 2006.

2.32 “2006 Plan Shares” means the 382,874 shares of Common Stock underlying the stock options or restricted shares which had been granted and, as of the Effective Date, were outstanding under the 2006 Plan.

2.33 “2006 Qualifying Plan Shares” are those 2006 Plan Shares which, at any time after the Effective Date, terminate or expire and cease to be exercisable or that are forfeited to or reacquired or purchased by the Company or can no longer under any circumstances vest and, by reason thereof, would become available for the grant of new equity incentive awards under the 2006 Plan; provided, however, that the following shall not constitute Qualifying 2006 Plan Shares: (i) 2006 Plan Shares that are used to pay the Exercise Price of Options, (ii) 2006 Plan Shares that are used to pay withholding taxes in respect of Options or Restricted Stock, (iii) 2006 Plan Shares that are repurchased in the open market with the proceeds from the exercise of stock options granted under the 2006 Plan and (iv) 2006 Plan Shares that are not issued or delivered as a result of the net settlement of any of the outstanding Options.

2.34 “Voting Securities” means securities that are entitled to be voted generally in the election of directors of the Company or any other corporation, as applicable, and in the case of limited liability companies or general or limited partnerships, the ownership interests thereof that are entitled to be voted in the election or appointment of persons who exercise authority similar to that of a board of directors of a corporation.

3.	ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors of the Company (the “Board”). The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NASDAQ Stock Market, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Delegation and Administration of the Plan.

(a) The Committee shall have the right, from time to time, to delegate to one or more separate committees (any such committee a “Subcommittee”) composed of (i) one or more directors of the Company (who may, but need not be, members of the Committee) or (ii) one or more officers of the Company, the authority to grant Awards and take the other actions described in Section 3.3 below, subject to (A) such limitations as the Committee shall determine, (B) the requirement, in the case of a delegation of authority to a Subcommittee of one or more officers, that the resolution delegating such authority shall specify the total number of Awards which such Subcommittee may so grant, and (C) the limitation that in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any officers or other individuals who are subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code or who have been appointed to any such Subcommittee. Any action by any such Subcommittee in accordance with and within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and, in such event, references in this Plan to the Committee shall include any such Subcommittee. Additionally any actions that may be taken by a Subcommittee composed of one or more officers of the Company shall be subject to review and approval, disapproval or modification by the Committee.

(b) The Committee may delegate the administration of the Plan to an officer or officers of the Company, who may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify in the resolutions providing for such delegation. Any action by any such officer or officers within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer or officers, provided that any of their actions or interpretations shall be subject to review and approval, disapproval or modification by the Committee.

3.3 Powers of the Committee. Subject to the express limitations of the Plan, the Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan and to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein, and to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(b) to determine which persons are eligible to be Participants in this Plan and the eligible Participants to whom Awards shall be granted hereunder and the time or times when any such Awards shall be granted to them;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price thereof and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or service with the Company or an Affiliate, the satisfaction of performance goals or criteria, the occurrence of certain events, or other factors as may be determined by the Committee;

(d) to amend the terms of an Award in any manner that is not inconsistent with the Plan; provided, however, that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent;

(e) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Qualified Performance-Based Award or other Award granted under this Plan;

(f) to prescribe and amend the terms of the agreements or other documents evidencing Awards (“Award Agreements”) made under this Plan (which need not be identical and the terms and conditions of which may vary as determined by the Committee or any Subcommittee thereof);

(g) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 of this Plan; and

(h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.4 Effect of Change of Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as a Participant under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any Participant who is employed by an entity that ceases to be an Affiliate, (ii) any leave of absence approved by the Company or any Affiliate, (iii) any change in the Participant’s status from an employee to a member of the Board or to a Consultant, or vice versa, and (iv) at the request of the Company or an Affiliate, any employee who becomes employed by any partnership, joint venture, corporation or other entity that does not meet the requirements to be an Affiliate for purposes of this Plan.

3.5 Determinations of the Committee. All decisions, determinations, interpretations and actions by the Committee regarding this Plan shall be final, binding and conclusive on all Participants and any other persons claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons eligible to become Participants and Participants, whether or not such persons or Participants are similarly situated. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6 Limitation on Liability. No member of the Committee or any Subcommittee shall be liable for any action or determination made in good faith by the Committee or such Subcommittee with respect to the Plan or any Award hereunder. No employee of the Company and no member of the Board or Committee or of any Subcommittee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board, the Committee or any Subcommittee, and any employee of the Company, with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of his or her duties under the Plan.

4.	SHARES SUBJECT TO THE PLAN

4.1 Shares Subject to the Plan.

(a) Subject to Stockholder Approval of this Plan, the total number of Shares of Common Stock that may be issued under this Plan (which shall be subject to possible adjustment pursuant to Section 11 hereof), consists of and shall not exceed a number of Shares equal to the sum of:

(i) 650,000 Shares; plus

(ii) 2,500 Shares, which is equal to the number of shares of common stock that, as of the Effective Date, were available for future grants of stock incentive awards under the 2006 Plan (the “2006 Available Shares”); plus

(iii) a number of Shares equal to the number of the 2006 Plan Shares which, following Stockholder Approval of this Plan, become 2006 Qualifying Plan Shares, which number shall not exceed 382,874 Shares (if all of the Shares subject to outstanding Equity Incentives under the 2006 Plan were to become 2006 Qualifying Plan Shares).

Notwithstanding anything to the contrary that may be contained in the 2006 Plan, if Stockholder Approval of this Plan is obtained, then (x) the 2006 Available Shares shall thereupon cease to be available for the grant of new Awards under the 2006 Plan and, as provided in subparagraph 4.1(ii) above, an equal number of shares shall thereupon become available for the grant of new Awards under this Plan, and (y) as and when 2006 Plan

Shares become 2006 Qualifying Plan Shares, such Shares shall cease to be available for the grant of new Awards under the 2006 Plan. By way of example, if, during the 10 months following Stockholder Approval of this Plan, a total of 100,000 of the 2006 Plan Shares become Qualifying 2006 Plan Shares at a rate of 10,000 of those Shares per month, then, in each of those months the number of Shares authorized for issuance under this Plan would increase by 10,000 Shares and, correspondingly, the number of shares of Common Stock available for new Awards under the 2006 Plan would be reduced by 10,000 shares.

(b) For purposes of the foregoing limits on the maximum aggregate number of Shares that may be awarded or granted under this Plan, in the event that (i) any or all of the Shares subject to a Stock Option Award or SAR Award granted under this Plan can no longer under any circumstances be exercised or (ii) Shares subject to any Awards granted under this Plan are forfeited to or reacquired or purchased by the Company, then, such Shares shall again be available for grant or issuance of Awards under this Plan, except for the following, which shall not become available for the grant of new Awards under this Plan: (w) Shares that were not issued or delivered as a result of the net settlement of any of the Options or Stock Appreciation Rights outstanding under this Plan, (x) Shares that were used to pay the Exercise Price of Options granted under this Plan, (y) Shares that were used to pay withholding taxes in respect of any vesting or the exercise of Awards granted under this Plan, and (z) Shares that were repurchased in the open market with the proceeds from the exercise of Stock Options granted under this Plan.

4.2 Limitation on ISO Awards. Subject to any adjustments that may be made pursuant to Section 11 or Section 12 of this Plan, the maximum aggregate number of Shares authorized for issuance under this Plan that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 650,000 Shares, plus the number of Shares which become available for the grant of Equity Incentive Awards under this Plan pursuant to Subparagraph 4.1(a)(ii) and (iii) above.

4.3 Individual Participant Limitations. The maximum number of shares of Common Stock that may be the subject of Awards granted under this Plan, in the aggregate, to any one Participant during any Company fiscal year shall be 400,000 shares, as adjusted for any adjustments that may be made to the number of Shares authorized for issuance under this Plan pursuant to Section 11 or Section 12 below. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant in any fiscal year under this Plan and any Awards of the same type granted to a Participant in that same fiscal year under any other equity-based compensation plans of the Company or any Affiliate now in existence or that may be adopted at any time hereafter.

5.	PLAN AWARDS

5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan, provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights (or “SARs”), Restricted Stock And Restricted Stock Units. The Committee, in its discretion, may determine that any Award granted hereunder shall be a Qualified Performance-Based Award (as hereinabove defined). An Award may consist of one of the following types of Awards or two or more different types of Awards in tandem or in the alternative.

(a) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such times, and on such other terms and conditions, as are specified in or determined pursuant to Award Agreement evidencing the Award (an “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as Incentive Stock Options or Nonqualified Stock Options, as it, in its sole discretion, shall determine.

(b) Stock Appreciation Rights. A Stock Appreciation Right or SAR is a right to receive value, with respect to a specified number of shares of Common Stock, equal to or otherwise based on the excess of (i) the Market Value of a Share of Common Stock at the time of exercise over (ii) the Base Price of the right as established by the Committee, subject to such terms and conditions as are expressed in the Award Agreement evidencing the Award (an “SAR Agreement”). That value may be paid to the Participant in cash or Shares of Common Stock as determined by the Committee at the time of exercise, unless specifically provided to the contrary in the SAR Agreement.

(c) Restricted Stock Awards. An award of Restricted Stock is an award of Shares of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressly set forth in the Award Agreement evidencing that Award (the “Restricted Stock Agreement”).

(d) Restricted Stock Unit. A Restricted Stock Unit Award is an award of a right to receive, in cash or Shares (as determined by the Committee), the Market Value of the Shares of Common Stock that are the subject of the Award, subject to such conditions with respect to the grant, retention and vesting of the Award as are expressly set forth in the Award Agreement evidencing the Award (the “Restricted Stock Unit Agreement”).

5.2 Evidence of the Grant of an Award. The grant of an Award by the Committee under this Plan may be evidenced by a notice, document or other communication, in written or electronic form, as shall be approved by the Committee, subject to any requirements of law or of any rules or regulations (including accounting rules) applicable to the grant of Awards.

5.3 Suspension or Termination of Awards.

(a) General. The Committee may specify in any Award Agreement at the time the Award is made or granted that the Participant’s rights, payments and benefits under or provided for in the Award Agreement shall be subject to reduction, cancellation, forfeiture or recoupment, or that the vesting of any Award shall be subject to suspension or termination, upon the occurrence of any event or events that are specified in such Award Agreement, in addition to any otherwise applicable vesting or performance conditions set forth in the Award Agreement. Such events may include, but shall not be limited to, termination of Service for Cause or any act of misconduct (as such terms may be defined in the Award Agreement or by reference to the definition of such terms that may be included in any employment or independent contractor agreement between the Company or any of its subsidiaries and the Participant), or other conduct by the Participant that is determined by the Board to be or to have been detrimental to the business or reputation of the Company. Any such determination by the Board shall be final, conclusive and binding upon the Participant.

(b) Termination for Cause. Without limiting the generality of Section 5.3(a) above, unless otherwise expressly set forth in an Award Agreement, if a Participant’s employment or service relationship with the Company or any Affiliate shall be terminated for Cause, as such term may be defined in the Award Agreement of a Participant (or by reference to a definition of Cause that is included in any employment or independent contractor agreement between the Company or any of its subsidiaries and the Participant), the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments in respect of, or the vesting or the exercisability of, any Award in its entirety or in part. The Company shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination occurred. Any such determination shall be final, conclusive and binding upon the Participant; provided, however, that for any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, or an Outside Director, such determination shall be subject to the concurrence of the Board. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment or service relationship for Cause, the Company may suspend the Participant’s rights to exercise any Option or SAR, or receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether such act constitutes the basis for a termination for “Cause” as provided in this Section 5.3.

5.4 Tax Withholding. The Committee may and/or a Participant shall make arrangements acceptable to the Company for the satisfaction of any withholding tax obligations that may arise under applicable federal, state, local or foreign law as a consequence of the grant, vesting or exercise of any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale or other disposition of Shares acquired pursuant to any such Award. The Company shall not be required to issue or deliver any Shares, to recognize the satisfaction of any vesting or other conditions applicable to any Award or to pay any benefits under this Plan or to recognize the disposition of any Shares acquired under this Plan, until such obligations are satisfied. To the extent (if any) provided by the terms of an Award Agreement or as may be permitted by the Committee, in its sole and absolute discretion, and on such terms and conditions as are required by the Committee, the Participant may satisfy such tax withholding obligations by any of the following means or by a combination of such means which are expressly permitted by the Committee or by the terms of the Award Agreement, in any event totaling in value 100% of such obligation: (a) authorizing the Company to withhold cash from any cash compensation to be paid to the Participant within the succeeding 45 days; (b) tendering a cash payment to the Company; (c) if and to extent permissible under applicable tax, securities and other laws, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the vesting, exercise or acquisition or disposition of Shares pursuant to the Award, or (d) delivering to the Company unencumbered shares of Common Stock of the Company owned by the Participant for at least six (6) months (or such other period as the Committee may deem appropriate, for accounting or other purposes). Shares so withheld or already owned Shares delivered in payment of any such tax withholding obligations will be valued at the Market Value thereof as of the date of measurement of the amount of income subject to withholding; provided, however, that no shares of Common Stock may be withheld with a Market Value exceeding the minimum amount of tax required to be withheld under applicable laws.

5.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 11.1 hereof, neither the Committee nor the Board shall (i) cause or permit the cancellation, substitution or amendment of any Stock Option, SAR or Restricted Stock Unit that would have the effect of reducing the exercise price or base price (as applicable) at which any such Award was originally granted under the Plan, or (ii) otherwise approve any modification to such Stock Option, SAR or Restricted Stock Unit that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ Stock Market or the principal exchange on which the Company’s Shares are listed for trading (if other than the NASDAQ Stock Market), unless and until such action is submitted to the stockholders for their prior approval and is approved by the affirmative vote of the holders of a majority of the shares of the Company that are entitled to be and that are voted on, the proposal to approve such action.

6.	STOCK OPTIONS

6.1 Grant, Terms and Conditions of Stock Options. The Committee may grant Stock Options at any time and from time to time prior to the Termination Date of this Plan, as set forth in Section 13.3 below, to officers, other employees, Outside Directors and Consultants of the Company or any Affiliate who are selected or designated to receive Awards under this Plan by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options awarded under this Plan until such Shares have actually been issued by the Company on the exercise of such Stock Options. The terms and conditions governing and the respective rights and obligations of the Participant and the Company with respect to each Stock Option Award shall be evidenced only by a Stock Option Agreement (in written or electronic form) as may be approved by the Committee containing such terms and conditions, not in conflict with the express terms of this Plan, as are determined by the Committee. Subject to the provisions of Section 6.7 hereof and Section 422 of the Code, each Stock Option Agreement shall designate, in the discretion of the Committee, whether the Stock Options subject to such Agreement shall be Incentive Stock Options or Nonqualified Stock Options; provided, however, that, notwithstanding anything to the contrary that may be contained in this Section 6 or elsewhere in this Agreement, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option (or other Award) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option (or other Award) do not satisfy the requirements of Section 409A. The terms and conditions of the Stock Option Agreements entered into, and of the Stock Options granted, pursuant to this Plan need not be identical, but no such Agreements may contain any terms or provisions that conflict with any of the applicable terms and conditions set forth in this Section 6.

6.2 Exercise Price of Nonqualified Options. The exercise price per share of a Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Market Value of a Share of Common Stock on its Grant Date, provided that the Committee may in its discretion fix an exercise price per Share that is higher than such Market Value. Notwithstanding the foregoing, however, a Nonqualified Option may be granted with an Exercise Price lower than that set forth above in this Section 6.2, if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, and the conditions upon which, a Stock Option, or any portion thereof, shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued service of the Participant with the Company or any of its Affiliates for a specified time period or periods, or on the attainment of specified performance goals relating to Performance Criteria or both, or on the satisfaction of any other conditions that may be established by the Committee in its discretion. Notwithstanding the foregoing, however, the Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Option at any time.

6.4 Term of Stock Options. The Committee shall, in its discretion, prescribe in each Stock Option Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall not exceed ten (10) years from its Grant Date. Except as otherwise provided in this Section 6 or as may be provided otherwise by the Committee in a Stock Option Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then an employee, director or Consultant of the Company or one of its Affiliates.

6.5 Effect of Termination of Service on the Exercisability of a Stock Option.

(a) Termination other than due to Death or Disability. Unless otherwise provided in an Award Agreement, if a Participant’s Continuous Service (as defined in the Award Agreement) terminates, or in the case of an ISO a Participant’s employment with the Company and all of its Subsidiaries terminates, other than due to the Participant’s death or Disability, then the Option may be exercised (to the extent the Option was already exercisable as of the date of such termination of Continuous Service or, in the case of an ISO, as of the date of such termination of employment), but only within the period ending on the earlier of (i) the date that is three (3) months after the such termination of Continuous Service or termination of employment (as applicable), or (b) the expiration of the term of such Option as set forth in the Award Agreement. If and to the extent, however, that the Option is not exercised in full within the foregoing time period or any shorter time period as may be set forth in the Award Agreement, the Option shall terminate automatically.

(b) Termination of Service due to Death or Disability. Unless otherwise provided in an Award Agreement, in the event of a termination of a Participant’s Continuous Service, or in the case of an ISO a termination of a Participant’s employment with the Company and all of its Subsidiaries, due to the Participant’s death or Disability, then the Option may be exercised (to the extent the Option was already exercisable as of the date of such termination of Continuous Service or, in the case of an ISO, as of the date of such termination of employment), but only within the period ending on the earlier of (i) the date that is the first (1st) anniversary of the date of death or of the date as of which the Participant is determined to be Disabled (as the case may be), or (b) the expiration of the term of such Option as set forth in the Award Agreement. If and to the extent that the Option is not exercised in full within the foregoing time period, or any shorter time period as may be set forth in the Award Agreement, the Option shall terminate automatically.

6.6 Stock Option Exercise and Payment of Exercise Price. Subject to such terms and conditions as shall be specified in any Stock Option Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by delivery of a written or transmission of an electronic notice in the form required by the Company, together with payment of the aggregate exercise price of such Options and the applicable tax withholding obligations, if any, arising out the exercise of such Options. The exercise price of a Stock Option shall be paid in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the Stock Option Agreement, and may include, without limitation, (i) delivery of unencumbered Shares that have been owned by the Participant for at least six (6) months (or such other period as the Committee may deem appropriate, for accounting or other purposes), or the withholding (either actually or by attestation) by the Company of Shares otherwise issuable upon the exercise of such Stock Option, in either case valued at the Market Value of such Shares on the date of exercise; (ii) by payment under a broker-assisted sale and remittance program acceptable to the Committee; (iii) if permitted by the Committee and by applicable federal, state securities and other laws and applicable regulations thereunder, by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid thereby and containing such terms and conditions as shall be approved by the Committee; (iv) by a combination of the methods described above; or (v) by such other method or means as may be approved by the Committee, provided that such other method or means is permitted under applicable federal and state laws and regulations.

6.7 Additional Rules for ISOs.

(a) Eligibility. An ISO may only be granted to a Participant who is considered an employee for purposes of Treasury Regulation § 1.421-1(h) of the Company or of any Affiliate that qualifies as a Subsidiary of the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. In accordance with Section 422 of the Code, if the aggregate Market Value (determined as of the Grant Date) of Shares of Common Stock with respect to which ISOs granted to a Participant are exercisable for the first time in any calendar year, under the Plan or any other stock option or stock or equity incentive plans of the Company or any Affiliate, would exceed $100,000 (determined in accordance with Section 422(d) of the Code), then the Options or portions thereof granted under this Plan which exceed such limit or cause such limit to be exceeded shall be treated as Nonqualified Stock Options. This limitation shall be applied by taking ISOs into account in the chronological order in which they were granted (earliest first).

(c) Exercise Price and Term. The exercise price per share of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Market Value of a Share of Common Stock on its Date of Grant, provided, however, that an Incentive Stock Option may be granted at a lower Exercise Price if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code. Notwithstanding the foregoing, however, if an ISO is granted to any 10% Stockholder, (i) the exercise price per share may not be less than 110% of the Market Value of a Share of Common Stock on its Grant Date, and (ii) the term of the ISO may not exceed five (5) years.

(d) Nontransferability. An ISO shall, by its terms, be nontransferable other than by will or the laws of descent and distribution or a qualified domestic relations order, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e) Other Terms and Conditions. Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Section 422 of the Code. Unless otherwise stated in its Stock Option Agreement, an ISO shall be treated as a Nonqualified Stock Option to the extent that any of the requirements applicable to “incentive stock options” under the Code are not be satisfied.

(f) Disqualifying Dispositions. If Shares acquired by exercise of an ISO are disposed of within two (2) years following the date of its grant or one (1) year following the issuance of such shares to the Participant upon exercise of such ISO, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably request.

7.	STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right (or SAR) may be granted to any officer or other employee, Outside Director or Consultant selected by the Committee. SARs (i) may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment or settlement of the right upon a specified date or event; and (ii) shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of any SAR at any time. A Participant who receives an SAR Award shall have no rights as a stockholder with respect thereto or by reason thereof, unless and until and only if and to the extent that the Award is settled in Shares of Common Stock.

7.2 Freestanding Stock Appreciation Rights. An SAR may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in the SAR Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or an Affiliate for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion, or a combination of both. An SAR will be exercisable or payable at such time or times as determined by the Committee, provided that the term of an SAR shall not exceed ten (10) years from its Grant Date. The “Base” or exercise price per share of a freestanding SAR shall be determined by the Committee in its sole discretion, but may not be less than one hundred percent (100%) of the Market Value of a Share of Common Stock on its Grant Date. Notwithstanding the foregoing, however, the Base or exercise price of a freestanding SAR may be lower than that set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Section 409A of the Code.

7.3 Tandem Stock Option/Stock Appreciation Rights. An SAR may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/SAR will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/SAR, to exercise either the Stock Option or SAR, resulting in the reduction of the corresponding number of shares of Common Stock subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with a Stock Option hereunder (a) shall have a Base Price per share equal to the per share exercise price of the Stock Option, (b) will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and (c) will expire no later than the date on which the related Stock Option expires.

7.4 Payment of Stock Appreciation Rights. An SAR will entitle the holder, upon exercise by the holder or other payment thereof by the Company, as applicable, to receive an amount determined by multiplying: (i) the excess of the Market Value of a Share of Common Stock on the date of exercise or payment of the SAR over its Base Price, by (ii) the number of shares as to which such SAR is exercised by the holder or is paid by the Company. Subject to any applicable requirements of Section 409A of the Code, payment of such amount by the Company to the Participant may be made, as approved by the Committee and set forth in the SAR Agreement, in Shares valued at their Market Value on the date of exercise, or in cash, or in a combination of Shares and cash, subject to applicable tax withholding requirements.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

8.1 Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units. The Committee may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the termination of the Plan to officers and other employees, Outside Directors and Consultants of the Company, or any of its Affiliates, who are selected by the Committee. The grant by the Committee of an Award of Restricted Stock or Restricted Stock Units shall be evidenced by such written or electronic notices or communications in such form as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions: A Participant who has received a Restricted Stock Award under this Plan shall have no rights of a stockholder with respect to the Shares subject to that Award, unless and only if and to the extent expressly set forth otherwise in the Award Agreement therefor. Notwithstanding any provision to the contrary that may be set forth in an RSU Award Agreement, RSUs granted under this Plan do not confer any voting or dividend or any other rights of a stockholder on the recipient of such Award unless and until and only after all restrictions thereon are removed, all risks of forfeiture of the RSUs have lapsed and the RSUs are settled in Shares of Company Common Stock.

(a) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining that number, (ii) the purchase or exercise price (if any) of or other consideration for those Shares, (iii) the satisfaction or achievement of conditions, including but not limited to, but subject to Section 8.1(c) below, any period of service or achievement of performance goals that shall determine the number of Shares that are granted, issued, retainable and/or vested, (iv) such other terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares subject to such Award or the Award itself as may be determined from time to time by the Committee, (v) restrictions on the transferability of the Shares, and (vi) such additional terms and conditions, all as may be determined by the Committee, in each case not inconsistent with this Plan.

(b) Purchase Price or Other Consideration. Subject to the requirements of applicable law, the Committee shall determine the price, if any, or other consideration which is to be paid or provided by a Participant for an award of Restricted Stock or Restricted Stock Units, which (i) may vary from time to time and among Participants and which may be below the Market Value of such Shares on their respective Grant Dates, and (ii) may, in lieu of a purchase price, take the form of future services rendered or to be rendered to the Company or any Affiliate or the achievement of one or more performance goals, as determined by the Committee in its sole discretion.

(c) Vesting. Except as may otherwise be provided in Section 11.2 of the Plan:

(i) Vesting Based on Continuous Service. A Restricted Stock or Restricted Stock Unit Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) in one or more installments based on the period of time that the Participant remains in the continued service of the Company or an Affiliate; provided, however, that no such Restricted Stock or Restricted Stock Unit Award for which vesting is based solely on the period of the Participant’s Continuous Service, as defined in the Award Agreement (a “Time-Based Award”), shall become 100% vested sooner than the completion of one (1) year of Continuous Service, measured from its Grant Date.

(ii) Performance-Based Vesting. A Restricted Stock or Restricted Stock Unit Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) on the achievement, in whole or in part, of one or more performance goals with respect to one or more specified Performance Criteria (a “Performance-Based Award”), in which event the minimum vesting period of such an Award shall be no less than one (1) year from its Grant Date.

(iii) Time and Performance Based Awards. An Award Agreement also may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) if either one or more specified performance goals are achieved or if the Participant remains in the Continuous Service of the Company or any Affiliate for a specified period of time, or a combination thereof, in either of which events the minimum vesting period of such an Award shall be no less than one (1) year from its Grant Date.

(iv) Effect of Termination of Continuous Service or Failure to Achieve Performance Goals. A Restricted Stock or Restricted Stock Unit Award shall provide, in the case of a Time-Based Award, that if the Participant’s Continuous Service terminates prior to the time that the Restricted Stock or Restricted Stock Unit Award has become fully vested, or, in the case of a Performance-Based Award, if any performance goal required to be achieved as a condition of vesting is not fully achieved, then, the shares of Common Stock subject to that Award that fail to vest as a result thereof may, at the Company’s election, be repurchased, in whole or in part, by the Company at a repurchase price set forth in the applicable Award Agreement, but not less than the purchase price paid by the Participant, provided, however, that if the Participant was not required to pay any purchase price for the Restricted Stock or Restricted Stock Unit Award, then, the Award Agreement may provide that, upon a failure of the vesting requirement or requirements to be satisfied, the unvested shares of Restricted Stock shall be cancelled or transferred to the Company, without the payment by the Company of any purchase price therefor.

(d) Restrictions on Transferability. Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to transfer restrictions that shall prohibit the sale or other transfer, the assignment, pledge or encumbrance thereof until all applicable restrictions are removed or have expired and any applicable conditions have been satisfied as provided in the Award Agreement, unless the Award Agreement expressly permits such Award to be transferred to a Permitted Transferee. The Committee may provide, in any Award Agreement for the grant of any Restricted Stock, that no certificates to evidence such Shares shall be issued or, if issued, that such certificates shall remain in the physical custody of the Company or an escrow holder approved by the Committee until all restrictions are removed and the risk of forfeiture of the Restricted Stock have lapsed.

(e) Certain Provisions Applicable to Restricted Stock Units. Except if and to the extent expressly provided to the contrary in an Award Agreement, RSUs represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a stockholder, and no stock certificates to represent such Units shall be issued, unless and until all restrictions thereon are removed, all risks of forfeiture of the RSUs have lapsed and the RSUs are settled in Shares of Common Stock of the Company. Settlement of RSUs upon expiration of the deferral or vesting period shall be made in shares of Common Stock or cash as determined by the Committee. Until a Restricted Stock Unit is settled, the number of Shares represented by such Restricted Stock Unit shall be subject to adjustment pursuant to Section 11 and Section 12 hereof. Any RSUs that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate. No Participant shall have any rights as a stockholder of the Company with respect to, or by reason of an Award of any RSUs under this Plan, and no dividends or dividend equivalent rights shall be payable in cash or in additional shares or other securities with respect to RSUs, prior to the issuance of Shares of Common Stock by the Company in settlement of the RSUs.

8.2 Settlement of Restricted Stock Units. As soon as practicable, but not later than March 15th of the year following the year in which any RSUs vest, the Company shall issue one (1) share of Company Common Stock for each vested RSU which the Committee elects to settle with Shares of Company Common Stock.

9.	QUALIFIED PERFORMANCE-BASED AWARDS

9.1 Grants of Qualified Performance Based Awards. The Committee may qualify Awards that are granted under this Plan as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant a Qualified Performance-Based Award to a Participant, the provisions of this Section 9 shall control over any contrary provision contained in this Plan and the Award Agreement shall contain such terms, provisions, conditions and restrictions as may be necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m) of the Code; provided, however, nothing herein shall preclude the Committee, in its discretion, from granting Awards under this Plan that are based on Performance Criteria or performance goals that do not satisfy the requirements of this Section 9.

9.2 Performance Criteria.

(a) For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company or any Affiliate as a whole or to any business unit of the Company or any Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award Agreement: (i) gross or net revenue or gross or net revenue growth; (ii) numbers or dollar value of collectibles or high value assets authenticated or graded; (iii) gross margin, operating margin or profit margin; (iv) costs of revenue, (v) actual or adjusted operating income or net operating income, (vi) earnings before interest, taxes and depreciation and amortization, (vii) actual or as adjusted pre-tax earnings or pre-tax earnings from continuing operations or as adjusted,(viii) income or net income, or income or net income from continuing operations; (ix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), (x) diluted or basic earnings per share or diluted or basic earnings per share from continuing operations, (xi) return on actual or average equity, (xii) total stockholder return, (xiii) share price performance, (xiv) return on capital, (xv) return on assets or net assets, (xvi) return on operating revenue, (xvii) market segment share, (xviii) budget and expense management or cost containment or reductions, (xix) enterprise value; (xx) completion of acquisitions or achievement of business expansion goals; (xxi) comparisons of selected Company performance metrics, such as, but not limited to, total stockholder returns, to the comparable metrics of a selected peer group of companies or to any stock index, (xxii) customer satisfaction; or (xxiii) a Participant’s individual business objectives.

(b) The Committee may appropriately adjust any evaluation of performance under any Performance Criteria to exclude any of the following events that may occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (as amended) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, shares of Restricted Stock, Restricted Stock Unit Awards or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion may determine.

10.	OTHER PROVISIONS APPLICABLE TO THIS PLAN OR TO AWARDS

10.1 Transferability.

(a) No Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. Notwithstanding the foregoing, the Committee may grant an Award or amend an outstanding Award, other than an SAR or Restricted Stock Unit Award, to provide that the Award is transferable or assignable, without the payment of any consideration, to any Permitted Transferee (as defined in Section 2.22 above), provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the Permitted Transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, however, an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code and in no event shall any Permitted Transferee of any Participant be entitled to transfer the Award in whole or in part. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10.1 shall be void and unenforceable against the Company.

(b) Notwithstanding any provisions in this Plan to the contrary, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative or Permitted Transferee. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

10.2 Dividends. Unless otherwise expressly provided to the contrary in any Restricted Stock Award Agreement, no adjustment shall be made in Shares issuable under such Award Agreements on account of cash dividends or dividend equivalents that may be paid or issued to the holders of the Company’s outstanding Shares prior to the vesting of any such Restricted Stock.

10.3 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to the effectiveness of any such agreement or document that it shall be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

10.4 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Common Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

10.5 Affiliate Awards. In the case of a grant of an Award to any Participant who is an employee or Consultant of an Affiliate, such grant may, if the Committee so directs, be implemented by the Company’s issuance of any Shares subject to such Award to the Affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Affiliate will transfer those Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Affiliate and shall be deemed granted on such date as the Committee shall determine.

10.6 Transfers of Position and Approved Leaves of Absence. For purposes of the Plan, no termination of employment or of Continuous Service of any officer or employee shall be deemed to result from either (a) a transfer of such officer or employee to the Company’s employ from the employ of an Affiliate or from the Company’s employ to the employ of an Affiliate, or from the employ of one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the express written terms of the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.7 Awards subject to Code Section 409A.

(a) This Plan is intended to comply with the requirements of Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered in a manner that is in compliance therewith. Any payments described in the Plan or any Award Agreement that are due within the “short-term deferral period” (as defined in Section 409A) shall not be treated as deferred compensation, unless required by applicable laws or otherwise. Notwithstanding anything to the contrary in this Plan or in any Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan or any Award Agreement during the six month period immediately following the Participant’s termination of Continuous Service (as defined in the Award Agreement) shall instead be paid in one lump sum on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death or Disability, if earlier).

(b) Unless the Committee expresses a conscious and knowing intention to the contrary in any particular instance, all Award Agreements shall be deemed to be intended either to be exempt from the application of or to comply with the requirements of Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, each Award Agreement shall be interpreted and administered and each action of the Committee with respect thereto shall be interpreted such that grant, payment, settlement or deferral will not be subject to a penalty, tax or interest applicable under or as a result of Section 409A.

(c) Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to, or obligation to indemnify or reimburse, any Participant for such tax or penalty.

11.	CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments For Changes in Capital Structure. If there shall occur any change with respect to the outstanding Shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a Change of Control, or any other change affecting the Common Stock, the Committee shall cause (i) the maximum number and kind of shares provided in Section 4 hereof, including the maximum number and kind of shares of Common Stock with respect to which any Participant may be granted Awards during any period as stated in Section 4 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the Base or exercise price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by such event to be equitably adjusted or substituted, as to the number, price or kind of a Share of Common Stock or other consideration subject to such Awards, in order to preserve as nearly as practicable (but not to increase) the economic intent of such Award consistent with the purpose of this Plan and such Awards. Notwithstanding the foregoing, however, in the case of adjustments made pursuant to this Section 11.1, unless the Committee specifically determines that such adjustment is in the best interests of the Company, the Committee shall, in the case of Incentive Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made pursuant to this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Committee specifically determines that such adjustment is in the best interests of the Company, the Committee shall seek to ensure that any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

11.2 Company or Stockholder Actions Affecting the Capital Structure of the Company. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan, the existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of shares of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as otherwise expressly provided elsewhere in this Plan or in any Award Agreement, (i) the issuance by the Company of shares of stock, or any class of securities convertible into shares of stock, of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in cash or property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock that are subject to Stock Options or other Awards theretofore granted under this Plan or the exercise or purchase price per share of such Common Stock, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

12.	CHANGE OF CONTROL TRANSACTIONS

12.1 Options and Stock Appreciation Rights. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, in the event of a Change of Control of the Company:

(a) Vesting of all outstanding Options and SARs shall accelerate automatically effective immediately prior to the consummation of the Change of Control unless the Options or SARs are to be assumed by the acquiring or successor entity (or parent thereof) or new options, stock appreciation rights New Incentives are to be issued in exchange therefor, as provided in Section 12.1(b) below.

(b) Vesting of outstanding Options or SARs shall not accelerate if and to the extent that: (i) the Options or SARs (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or Parent thereof) pursuant to the terms of the Change of Control transaction, or (ii) the Options or SARs (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or the Parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Committee in its discretion may consider equitable. If Options or SARs outstanding under this Plan are assumed, or if New Incentives, in the form of new options or new SARs (respectively, “New Options” and “New SARs”) or other New Incentives, deemed equitable by the Committee, are exchanged therefor, then each such New Incentive shall be appropriately adjusted, concurrently with the Change of Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change of Control transaction in exchange for the Shares that would have been issued to the Participant had the Option been exercised or the SAR had been exercised and settled in Shares of Common Stock, in each case immediately prior to the consummation of the Change of Control and appropriate adjustment also shall be made to the Exercise Price or Base Price such that the aggregate Exercise Price of each such assumed Option or New Option or Base Price of each such assumed SAR or New SAR shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

(c) If any Option or SAR is assumed by an acquiring or successor entity (or the Parent thereof) or a New Incentive is issued by the acquiring or successor entity (or the Parent thereof) in exchange therefor pursuant to the terms of a Change of Control transaction, then, if so provided in the Award Agreement for such Option or for such SAR (the “Original Award Agreement”), the vesting of each assumed Option or SAR or each New Incentive (as the case may be), shall accelerate if and at such time or times following consummation of the Change of Control as the Participant’s service as an employee, director, officer, consultant to the acquiring or successor entity (or any Affiliate thereof) is terminated involuntarily or voluntarily under the circumstances and within the time period or periods specified in the Original Award Agreement.

(d) If vesting of outstanding Options or SARs will accelerate pursuant to Section 12.1(a) above, the Committee in its discretion may provide, in connection with the Change of Control transaction, for the purchase or exchange of any or each Option or SAR for an amount of cash or other property having a value equal to (i) with respect to each Option, the amount (or “spread”) by which (x) the value of the cash or other property that the Participant would have received pursuant to the Change of Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change of Control, exceeds (y) the Exercise Price of the Option, and (ii) with respect to each SAR, the value of the cash or other property that the Participant would have received had the SAR been exercised immediately prior to the Change of Control.

(e) The Committee, in its sole discretion, may include in each Option Agreement and SAR Agreement other terms and conditions that relate to (i) vesting of such Option or SAR in the event of a Change of Control, and (ii) assumption of such Options or SARs or issuance of comparable securities or New Incentives in the event of a Change of Control. The aforementioned terms and conditions may vary in each Option Agreement and SAR Agreement, and may be different from and have precedence over the provisions set forth in any of Sections 12.1(a), (b), (c) and (d) above.

(f) Outstanding Options and SARs shall terminate and cease to be exercisable upon consummation of a Change of Control, except if and to the extent the Options or SARs are assumed by the successor or acquiring entity (or the Parent thereof) pursuant to the terms of the Change of Control transaction.

12.2 Restricted Stock Units. In order to preserve (but not enlarge) a Participant’s rights with respect to any outstanding Restricted Stock and any outstanding Restricted Stock Units, in the event of a Change of Control of the Company:

(a) All Restricted Stock and Restricted Stock Units shall vest in full effective as of immediately prior to the consummation of the Change of Control, except if and to the extent the acquiring or successor entity (or Parent thereof) in such Change of Control transaction provides for the continuance or assumption of Restricted Stock or Restricted Stock Unit Agreements or the substitution of new agreements of comparable value covering shares of a successor or acquiring corporation (or the Parent thereof) deemed equitable by the Committee, with appropriate adjustments as to the number and kind of shares giving effect to the consummation of the Change of Control.

(b) The Committee, in its sole discretion, may provide in any Restricted Stock or Restricted Stock Unit Agreement that if, upon a Change of Control, the acquiring or successor entity (or Parent thereof) assumes such Agreement or substitutes a new agreement of comparable value covering shares of the successor or acquiring corporation or its parent (with appropriate adjustments as to the number and kind of shares), then the Restricted Stock or Restricted Stock Units (as the case may be) or any substituted shares covered thereby shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a Parent or Subsidiary thereof) is terminated involuntarily or voluntarily under the circumstances and within a specified period following consummation of a Change of Control as was provided in the original Restricted Stock Agreement or Restricted Stock Unit Agreement (as the case may be).

(c) If vesting of outstanding Restricted Stock or Restricted Stock Units will accelerate pursuant to Section 12.2(a) above due to the Change of Control transaction, the Committee, in its sole discretion, may provide for the purchase or exchange of each outstanding Restricted Stock and each outstanding Restricted Stock Unit for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received if such Participant’s Restricted Stock or Restricted Stock Unit (as the case may be) had vested immediately prior to the consummation of the Change of Control transaction.

(d) The Committee, in its sole discretion, may to provide, in any or each Restricted Stock Agreement and in any or each Restricted Stock Unit Agreement, other terms and conditions that relate to (i) the vesting of such Restricted Stock and Restricted Stock Units upon the consummation of a Change of Control transaction, and (ii) the assumption of such Restricted Stock Agreements and Restricted Stock Unit Agreements, or the substitution of new agreements of comparable value upon the consummation of a Change of Control transaction. The aforementioned terms and conditions may vary in each Restricted Stock Agreement and Restricted Stock Unit Agreement, and may be different from and have precedence over the provisions set forth in any of Sections 12.2(a), (b) and (c) above.

12.3 Notice and Other Provisions Applicable to Changes of Control.

(a) If the vesting of the outstanding Options, SARs, Restricted Stock or Restricted Stock Units will be accelerated pursuant to Section 12.1(a) or Section 12.2(a) (as applicable) upon consummation of a Change of Control transaction, the Committee shall cause written notice of the proposed Change of Control transaction to be given to the Participants who hold such Options, SARs, Restricted Stock or Restricted Stock Units not less than fifteen (15) days prior to the anticipated effective date of the proposed Change of Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change of Control transaction.

(b) Notwithstanding anything to the contrary that may be contained elsewhere in this Section 12 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 12, an acceleration of the vesting of any outstanding Options, SARs, Restricted Stock or Restricted Stock Units occurs or is deemed to have occurred immediately prior to the consummation of a Change of Control, but the Change of Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting shall be deemed to have not occurred and the vesting schedules for such Options, SARs, Restricted Stock and Restricted Stock Units, as in effect prior to such acceleration, shall be reinstated to the same extent as if no agreement providing for any Change of Control transaction had ever been entered into by the Company.

13.	EFFECTIVE DATE, AMENDMENTS AND TERMINATION OF THE PLAN

13.1 Effective Date. This Plan was approved by the Board of Directors on September 25, 2013 and shall become effective upon such approval, subject to the approval within the succeeding 12 months of this Plan by the affirmative vote of the holders of a majority of the Company’s Voting Securities that are entitled to vote and are voted on the proposal to approve this Plan.

13.2 Amendments.

(a) The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be: (i) no increase in the maximum aggregate number of Shares of Common Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.1, 4.2, 11 and 12, as and to the extent applicable); (ii) no change in the class of persons eligible to receive Incentive Stock Options under the Plan, (iii) no extension of the term of the Plan, and (iv) no other amendment of or to the Plan which would require the approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted.

(b) Except as provided in the next sentence, no amendment, suspension or termination of the Plan shall materially and adversely affect any Participant’s then outstanding Equity Incentive Awards without the consent of the Participant thereto. However, notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board or the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as the Board or Committee deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

13.3 Termination Date. This Plan shall remain available for the grant of Awards until September 25, 2023, which is the tenth (10th) anniversary of the Effective Date of this Plan, or such earlier date as the Board of Directors may determine (the “Termination Date”). The termination of the Committee’s authority to grant Awards under the Plan will not affect the continued operation of the terms of the Plan or the Company’s or Participants’ rights and obligations with respect to Awards granted on or prior to such Termination Date, which Awards shall continue in effect beyond the Termination Date in accordance with their terms and the terms and provisions of this Plan.

14.	GENERAL PROVISIONS

14.1 Employment or Service. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant or to be consideration for, or an inducement to, or a condition of, the employment or engagement of any Participant by the Company. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate the Participant’s employment or other service relationship with the Company or any Affiliate for any reason or no reason.

14.2 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

14.3 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or securities exchange listing requirement or any Company “clawback policy” as in effect from time to time, will be subject to such deductions and clawbacks as may be required to be made pursuant to such law, government regulation, securities exchange listing requirement or Company clawback policy.

14.4 Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation and, except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s Permitted Transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, in order to discharge its obligations under the Plan the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise.

14.6 Benefits Not Alienable. Other than as may be expressly provided above in this Plan or in an Award Agreement, benefits under this Plan or under any Award Agreement may not be sold, assigned, transferred or otherwise disposed of or alienated, whether voluntarily or involuntarily, nor be pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect and the Company shall have no obligation to recognize any such assignment, transfer, pledge or other disposition.

14.7 Other Compensation and Benefit Plans. Except as and to the extent otherwise provided in Section 6.7(b) of this Plan, the adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of Share or equity incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Equity Incentive Award hereunder shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided to the contrary elsewhere in this Plan or by the terms of any other such plan.

14.8 Liability of the Company. The Company shall not be liable to any Participant or any other persons as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or any other person due to the grant, receipt, exercise or settlement of any Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit Award granted under this Plan.

14.9 Plan Binding on Transferees. The Plan shall be binding on (i) the Company, its transferees and assigns, and (ii) subject to the restrictions on transfer contained above in this Plan, each Participant and each Participant’s executor, administrator and Permitted Transferees and beneficiaries.

14.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed: (a) to limit, impair, or otherwise affect the right or power of the Company to effectuate reclassifications, reorganizations or changes in its capital or business structure, or to merge or consolidate, or to sell or transfer or liquidate all or any part of its business or assets; or (b) subject to the limitations on amendments to this Plan which require the approval of the Company’s stockholders and amendments to any Award Agreement which requires the consent of the Participant as provided in Section 13.2 above, to limit, impair or otherwise affect the right or power of the Company to take any other actions which the Company deems to be necessary or appropriate.

14.11 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.12 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

14.13 Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee shall specify, including through binding arbitration. Any reference in this Plan or in any Award Agreement or other document evidencing or pertaining to any Award granted pursuant to this Plan or to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

14.14 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.15 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Equity Incentive Award.

14.16 Provision of Information. The Company shall make available to each Plan Participant who has been granted an Equity Incentive Award hereunder such information concerning the Company that is equivalent to the information generally made available to the Company’s stockholders.

14.17 Headings and Certain Rules of Interpretation. The Section, subsection and paragraph headings in this Plan are for convenience of reference only and shall not affect the interpretation, construction or application of the provisions of this Plan. Unless the context indicates otherwise, the terms “herein”, “hereof”, “hereinafter”, “hereto” and “hereunder” and similar terms shall refer to this Plan as a whole and not to the specific Section, paragraph or clause where such term may appear; the terms “including” and “include” shall mean “including but not limited to” or “include without limitation; and the term “or” shall not be deemed to be exclusive.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000186552_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 A. Clinton Allen 02 Robert G. Deuster 03 Deborah A. Farrington 04 David G. Hall 05 Joseph R. Martin 06 A.J. “Bert” Moyer 07 Van D. Simmons 08 Bruce A. Stevens BROADRIDGE CORPORATE ISSUER SOLUTIONS INC. PO BOX 1342 BRENTWOOD, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the daythe meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve, by a non-binding advisory vote, the compensation of the Company’s Named Executive Officers in 2013. 3 To approve the Company’s 2013 Equity Incentive Plan. 4 To ratify the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year ending June 30, 2014. NOTE: In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct or adjournment of the meeting. Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000186552_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . COLLECTORS UNIVERSE, INC. REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2013 The undersigned stockholder(s) of Collectors Universe, Inc. (the “Company”) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 30, 2013, revokes all previously granted proxies and hereby nominates, constitutes and appoints A. Clinton Allen, David G. Hall and A. J. “Bert” Moyer, and each of them, individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, which will be held on Monday, December 9, 2013 at 10:00 A.M., Pacific Time, at the Company’s principal offices, 1921 E. Alton Avenue, Santa Ana, California 92705, and at any and all adjournments and postponements thereof, as fully with the same force and effect as the undersigned might or could do if personally present at the Meeting, upon and in respect of the matters described below and in accordance with the instructions on the reverse side. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES LISTED AND FOR PROPOSALS 2, 3 AND 4. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” THE ELECTION OF THE EIGHT NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3 AND 4, UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY, IN WHICH CASE THE PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side